
                                                                   Exhibit 10(Q)

                                Plant Agreement

                               Table of Contents

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Item                                                                                                      Page
Preface                                                                                                       2
ARTICLES
Article No. 1:  Introduction/Continuity of Service/Non-Discrimination                                         2
Article No. 2:  Union Security                                                                                4
Article No. 3:  Exclusive Functions of Management                                                             4
Article No. 4:  Union Activity                                                                                4
Article No. 5:  Status of Employees                                                                           6

Article No. 6:  Working Hours and Rates of Pay                                                                8
Article No. 7:  Seniority and Promotions                                                                     23
Article No. 8:  Grievance Procedure                                                                          27
Article No. 9:  Working Safety Committee                                                                     29
Article No. 10:  Inclement Weather Practice                                                                  30

Article No. 11:  Holidays                                                                                    31
Article No. 12:  Vacations                                                                                   33
Article No. 13:  Sick Leave                                                                                  36
Article No. 14:  Employee Benefit Plans                                                                      38
Article No. 15:  Leaves of Absence                                                                           49

Article No. 16:  Working Rules                                                                               51
Article No. 17:  Term of Agreement                                                                           55

EXHIBITS
Exhibit I:  Classification Descriptions                                                                      57
Exhibit II:  Schedule of Wage Rates                                                                          62
Exhibit III:  Check Off Authorization                                                                        65
Exhibit IV:  Sick Leave Agreement                                                                            66
Exhibit V:  Temporary Layoff Provisions                                                                      67

LETTERS OF UNDERSTANDING
Letter of Understanding - Article 14.4                                                                       69
Letter of Understanding:  Discipline Relative to Tardiness and Attendance                                    71
Letter of Understanding:  Working Foreman Classification                                                     72
Letter of Understanding:  Labor/Management Meetings                                                          73
Letter of Understanding:  Vacation/Sick Leave Bonus                                                          74

Letter of Understanding:  Organization Study                                                                 75
Letter of Understanding:  Work/Family Issues                                                                 76
Letter of Understanding:  Districts                                                                          77
Letter of Understanding:  Non-Bid Classifications                                                            78

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Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date
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                                  Page 1 of 78
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                           GENERATION ONLY AGREEMENT

This agreement, made and entered into as of February 1, 1998, by and between Nevada Power Company, a corporation, hereinafter referred to as the Company, and Local Union No. 396 of the International Brotherhood of Electrical Workers, an affiliate of the A.F.L./C.I.O., hereinafter referred to as the Union.

                                   WITNESSETH

Whereas, for the purpose of facilitating the peaceful adjustments of differences that may arise from time to time between the parties hereto, and to promote harmony and efficiency to the end that the Company, the Union and the general public may mutually benefit.

Now therefore, in consideration of the provisions, covenants and conditions herein contained, the parties hereto agree as follows, to-wit:

                                  ARTICLE NO. 1

              Introduction/Continuity of Service/Non-Discrimination

1.1 INTRODUCTION: The Company, in Clark and Nye counties, in the state of Nevada, a public utility engaged in the service of generating, hereby recognizes Local Union No. 396 of the International Brotherhood of
           Electrical Workers, A.F.L./C.I.O., as the exclusive bargaining agent for its employees who are employed in the Generation organization, excluding all clerical, supervisory, confidential and professional employees within the meaning of the National Labor Relations Act, such covered employees more specifically defined in Exhibit I
           (CLASSIFICATION DESCRIPTIONS), for the purpose of collective bargaining with respect to rates of pay, wages, hours of employment and other conditions of employment which may be subject to collective bargaining.

1.2 CONTINUITY OF SERVICE: It is mutually recognized that the interest of the Company, the Union and the welfare of the general public, requires the continuous rendering of service by the Company, and the parties agree that recognition of such obligations of continuous service is imposed upon both the Company and its employees.

           The Company, to facilitate the continuous performance of such service, agrees to meet with the Business Manager of the Union or his designated representative in reference to any matter within the scope of the Agreement, and agrees that it will cooperate with the Union in its efforts to promote harmony and efficiency among all of the employees of the Company.

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Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date
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                                  Page 2 of 78
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           The Union agrees that the employees covered by this Agreement, will not be called upon or permitted to cease or abstain from the continuous performance of the duties pertaining to the positions held by them with the Company. The Company agrees to do nothing to provoke interruption of or to prevent such continuity of performance as required in the normal and usual operations of the Company's property. It is mutually agreed that any difference that may arise between the above parties shall be settled in the manner hereinafter provided.

           The Union agrees that the employees covered by this agreement will individually and collectively perform loyal and efficient work and service and that they will cooperate in promoting and advancing the welfare of the Company and the protection of its service to the public at all times.

           The Union agrees that there will be no strikes, stoppages of work or slowdowns of the Company's operations during the term of this Agreement, and the Company agrees that there will be no lockouts during the term of this Agreement.

1.3 NON-DISCRIMINATION: Neither the Company nor the Union will discriminate against any employee in the application of the terms of this agreement because of race, religion, sex, age, color, national origin, veteran status, disability or any other legally protected status. It is understood that job titles used in this agreement which indicate the male gender are not intended to restrict classifications to employees of the male gender.

1.4 LAWS: It is understood and agreed that if mandatory laws or government rules or regulations applicable to or in conflict with any of the provisions of this Agreement become effective and binding upon the parties, such conflicting provisions of this Agreement shall be subject to modification as required.

1.5 AMENDMENT: This Agreement shall be subject to amendment at any time by mutual consent of the parties. Such amendment must be written, state the effective date of the amendment, and be executed in the same manner as this Agreement.

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Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date
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                                  Page 3 of 78
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                                 ARTICLE NO. 2

                                Union Security

2.1 UNION DUES: The Company shall deduct money from Union employees' wages and pay it to the proper officers of the Union, provided the employee who is a member of the Union individually and voluntarily authorized such deduction to be made. The form of the check-off authorization is attached to this Agreement as Exhibit III (CHECK OFF
           AUTHORIZATION). The Union shall hold the Company free and harmless from any claims or damages from any party whatsoever for making deductions and shall indemnify the Company against any and all claims or damages which may originate from the dues check-off process.

2.2 NEW EMPLOYEES: The Company agrees to notify the Union of the name and address of new employees within thirty (30) days of their date of hire.


                                  ARTICLE NO. 3

                        Exclusive Functions of Management

3.1 BUSINESS MANAGEMENT: The supervision and control of all operations and the direction of all working forces, including the right to hire, to suspend or discharge for proper cause, to transfer employees, to relieve employees from duty because of lack of work and for other legitimate reasons, is vested exclusively in the Company.

3.2 DISCIPLINE: The Company retains the right to exercise discipline in the interest of good service and the proper conduct of its business, provided an employee who has been laid off, discharged, or disciplined shall be advised of the reason or reasons for such action and shall be allowed suitable representation, if so desired, at the time such reasons are provided. Furthermore, should the employee or the Union feel that the terms or conditions of this Agreement have been violated, either shall be entitled to grieve such action in accordance with the provisions set forth in Article 8 (GRIEVANCE
           PROCEDURE) of the Agreement.

                                  ARTICLE NO. 4

                                 Union Activity

4.1 UNION BUSINESS: An employee who requests time off for Union activities, in addition to regular time off, shall be granted such request if such time off will not inconvenience the operations of the Company or increase its operating expenses; provided further, that such employee shall receive no compensation from the Company for such time off.

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                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date
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                                  Page 4 of 78
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4.2        BULLETIN BOARDS: The Company agrees to permit the Union to use reasonable space for the purpose of posting officially signed Union bulletins upon the bulletin boards which are furnished by the
           Company.

4.3 CONTRACTING WORK: In case the Company should contract any type of work customarily performed by bargaining unit employees, the Company shall, before awarding such contract, advise the contractor that the work is to be done under not less than the terms and conditions pertaining to hours and wages set forth in this Agreement. Upon award of such contract, the Company shall notify the Union of such contractor and the nature of the work being performed.

           The Company will not contract any of its construction and maintenance work while having available competent employees to do such work. In the event the Company has employees on layoff with recall rights, the Company will not establish contracts for work that is customarily performed by such bargaining unit employees unless the affected employees are not qualified to perform the work (as defined in Article 5.4 [LAYOFF PROVISIONS]), or the work requires the use of special construction or other equipment which the Company does not possess. If the Company has employees in layoff status who are qualified to perform work which the Company intends to contract, the Company may recall these employees for the term of the contracted work without creating the liability for an additional severance in accordance with Article 5 (STATUS OF EMPLOYEES) of this agreement.

4.4 UNION/STEWARD BUSINESS: The Union steward shall, upon request to the supervisor, be allowed reasonable time during regular working hours, without loss of pay, to attend to Union matters on the job, provided such time is not used for solicitation of membership or collection of dues, and does not interfere with regular work schedules.

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                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date
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                                  Page 5 of 78
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                                  ARTICLE NO. 5

                               STATUS OF EMPLOYEES

5.1 STATUS DESIGNATION: Employees shall be designated as temporary, probationary, or regular.

           TEMPORARY: A temporary employee is one who is hired to fill a position for which there is temporary authorization. After working
           1,040 straight time hours, a temporary employee shall be eligible for group life and medical insurance (excluding dental and vision), covering the employee only. If a temporary employee is offered and accepts a regular position, an adjusted date of hire, crediting actual time worked, will be calculated. If the temporary employee has worked at least 1,040 straight time hours, without cumulative absences of thirty (30) days or more at the time the regular position is awarded, the employee shall be eligible for all applicable benefits on the effective date of the award.

           If a temporary employee is offered and accepts a regular position that the employee has not previously occupied while at the Company, the employee must complete a probationary period to evaluate work performance. If, however, the employee has previously occupied the position being awarded, the employee shall receive credit toward the probationary period for actual time worked in that position.

           If an employee works at least 1,500 hours during a twelve (12) month period in the same temporary position, the position will become authorized and the employee will be offered regular status in that position.

           PROBATIONARY: A probationary employee is one who is hired to fill an authorized position. After six (6) months of employment, a probationary employee shall be eligible for all benefits in accordance with this agreement.

           During the probationary period, the employee may be terminated at the discretion of the Company as long as the termination is not discriminatory and is not for the purpose of keeping jobs filled with probationary employees. Probationary employees who have not satisfactorily completed a formal departmental training and appraisal program may, at the discretion of supervision, have their probationary period extended by up to three (3) months. Supervisors shall not extend the probationary period if they do not have a formal training and appraisal program in place or have failed to use those programs. No later than two (2) weeks prior to the completion of the first six (6) months, the supervisor must notify the employee and the Union Business Manager in writing, if the probationary period will be extended.

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                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date
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                                  Page 6 of 78
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           In computing the effective date of a change in status from a probationary to regular employee, interruptions in employment, caused by the following circumstances, shall not be credited:

                . Discharge

                . Resignation

                . Absence for more than an accumulative total of thirty
                  (30) days due to:
                    . Lay off o Sickness
                    . Industrial disability
                    . Other causes.

           If the employee's combined absences, during the probationary period, are for a period greater than the employee's combined actual work time, the employee shall be terminated. The transfer of a probationary employee from one job to another without interruption of work time shall not be considered a break in employment. At the end of the probationary period as defined above, the employee will become a regular employee and will rank in seniority from the original date of hire.

           REGULAR: A regular employee is one who has completed a probationary period, is benefit eligible, and is in an authorized position.

5.2 APPLICATION REFERRAL: The Company recognizes the Union as a valuable source for employment referrals, due to the mutual interest in the profitability of the Company. As such, when additional employees are needed to do work which comes under this agreement, the Company will indicate its requirements, relative to knowledge, skills, and abilities, and will give the Union an equal opportunity to refer applicants for employment. The Company retains the right to evaluate each candidate and make the final hiring decision.

5.3 TEMPORARY LAYOFF PROVISIONS: In recognition of the competitive nature of the utility business, innovative solutions are required when unforeseen challenges present themselves. Accordingly, there may be operational circumstances that would permit the temporary layoff of employees for short-term periods of time, out of line of seniority, on a voluntary basis. These provisions are detailed in Exhibit V
           (TEMPORARY LAYOFF PROVISIONS) of this agreement.

5.4        LAYOFF PROVISIONS:
           DEFINITION OF QUALIFIED: For purposes of defining "qualified", as
           -----------------------
           used in this Article, the definition shall be that an employee is qualified to perform any position, in either collective bargaining agreement, which the employee has previously occupied at the Company or any position that is an equal or lower classification which has been identified as being part of the employee's current
           trade/department progression. The progressions are detailed in a memorandum of understanding that is held by both the Company and the
           Union.

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Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date
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                                  Page 7 of 78
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           NOTIFICATION: If it becomes necessary for the Company to layoff
           ------------
           regular employees due to lack of work, the Company shall give affected employees as much notice as possible; but in no event shall employees receive less than fourteen (14) calendar days notice of layoff. Where temporary and probationary employees are involved, no notice of layoff is required.

           SENIORITY: Layoff in all cases due to lack of work will be determined
           ---------
           by Company seniority within the classification affected by the layoff. If two (2) or more employees have the same Company seniority date, the highest score on the most recent performance appraisal will break the tie. Employees who are to be laid-off will be permitted to displace a less senior person in any classification for which they are qualified.

           RETURN TO BARGAINING UNIT: A member of the bargaining unit being
           -------------------------
           transferred to a non-represented position shall retain Company seniority for all purposes including layoff, if the employee is returned to the bargaining unit within one (1) year of the initial transfer.

           FOUR (4) YEAR QUALIFIER: Any MPAT employee who accepts a position in
           -----------------------
           the bargaining unit will establish a new date of seniority for the purpose of future layoffs, except as defined above. This date will reflect the day in which these employees accept such a position and will be effective for four (4) years. If there is a reduction in classifications in the bargaining unit, these employees will use the above mentioned date as their seniority date for the purpose of this reduction or layoff. After four (4) years of service in the bargaining unit, any employee impacted by this language, will be credited with all Company seniority for the purposes of reduction in classification or layoff.

           RECALL: In the event of a recall, the Company shall provide
           ------
           notification to affected employees by certified mail to their address of record. Such employees must keep the Company informed of the address where they can be reached. Recalled employees must report to work no later than fourteen (14) calendar days from the date the certified letter was mailed. Employees who do not report to work within fourteen (14) days from the date the letter was mailed will be considered a voluntary quit. Employees will only be considered for recall to the classification from which they were laid-off, unless they make a written application within fourteen (14) calendar days from the date of notification of layoff, to human resources, for any other position for which they are qualified. Applications that do not meet this time frame will only be considered after all timely applications have been honored. Employees must submit a written notice to human resources to rescind their application for consideration for previously held positions prior to formal notification of return to work. Any employee who refuses a recall to any requested position will be considered a voluntary quit and will waive all recall rights to any other position. Employees who have displaced a less senior person in any classification shall be given an offer to return to their former jobs if the vacancy is in their former classification. Recall rights shall cease on any layoff in excess of twelve (12) months.

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Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                                  Page 8 of 78
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           TEMPORARY RECALL: In the event of a temporary recall, in accordance
           ----------------
           with Article 4.3 (CONTRACTING WORK), an employee may decline such temporary recall without waiving their rights for recall to a regular position, provided the temporary assignment is for less than ninety
           (90) days. If an employee accepts a temporary assignment, all benefits will be reinstated upon return to work and they will have recall rights for one (1) year from the date of any subsequent layoff. This right does not expire until the employee has returned to work or refused an offer to return to work. Any subsequent layoff will not create a liability for an additional severance benefit in accordance with this Article.

           EMPLOYMENT STATUS: Any regular employee who is laid-off due to lack
           -----------------
           of work has a right to replace any temporary employee within (5)
           working days after notification of layoff, provided the regular employee is qualified to perform the duties of the position filled by the temporary employee. If a regular employee is laid-off because of lack of work and is subsequently offered and accepts the first recall for employment within one (1) year after layoff, the employee shall resume the status of regular employee and shall be credited with
           Company seniority previously accrued. Employees who are recalled in a classification previously held, or for one in which they are qualified, will not be required to serve another probationary period and will be eligible for benefits immediately. However, employees who leave the service of the Company due to voluntary severance in accordance with this Article, or layoff and who are re-hired after one (1) year from the date of layoff or severance shall not be credited with Company seniority at the time of re-employment and shall be required to serve a new probationary period. Upon completion of five (5) years of subsequent service, an adjusted date of hire will be calculated crediting actual time worked with the Company.
           This date will be used for the purposes of Company seniority and all related benefits.

5.5 SEVERANCE: Employees who have been notified of a layoff or a reduction in their classification which would cause them to be displaced from that classification may be eligible for severance benefits. The following define the severance benefit:

           ELIGIBILITY:  Employees must have completed one (1) year of service
           ------------
           to be eligible for the minimum severance benefit.

           BENEFIT AMOUNT: Employees will be paid forty (40) hours at their
           --------------
           straight time rate for each year of service up to a maximum of three hundred twenty (320) hours. If eligible employees have completed nine
           (9) months of service since their most recent anniversary date, they will be considered to have completed an additional year of service for the purpose of calculating this benefit.

           If an employee exercises the right to displace a less-senior employee who occupies a lower paying classification and is laid-off from that classification within sixty (60) calendar days of this assignment, the severance benefit will be calculated at the rate of the employee's original classification.

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                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                                  Page 9 of 78
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           MEDICAL COVERAGE: Employees' current medical coverage, excluding
           ----------------
           dental and vision, will be continued at the applicable employee contribution for three (3) months following the effective date of layoff or severance.

           EMPLOYMENT STATUS: Employees who accept severance in lieu of bumping,
           -----------------
           waive any recall rights and will be considered a voluntary quit with the payment of the appropriate severance benefit. Employees presented this option must notify human resources of their decision within forty-eight (48) hours of the notification of layoff. Employees who do not have the option of bumping, and accept severance benefits, will retain recall rights for one (1) year from the date of layoff.

           Employees may agree in writing to waive their bumping rights as well as the appropriate severance benefit, thereby maintaining recall rights to the classification from which they were laid-off for a period of one (1) year. This decision must be made at the time of the initial notification of layoff and, once submitted, is irrevocable.

           Employees who have accepted severance and are subsequently recalled, will use that recall date for the purposes of calculating any severance benefit in the future.

           PAYMENT:  Any severance payment will be paid within five (5) calendar
           --------
           days of the date of layoff.

                                  ARTICLE NO. 6

                         WORKING HOURS AND RATES OF PAY

6.1        DEFINITIONS:
           SHIFT:  Hours of work.
           ------

           SCHEDULE:  Days and hours of work.
           ---------

           WORK DAY: Eight (8) hours in any one (1) day shall constitute the
           --------
           work day; however the Company and Union may enter into agreements which establish alternative work schedules involving work days which have more than eight hours.

           WORK WEEK: Five (5) consecutive work days, regularly scheduled
           ---------
           between the hours of 12:01 am, Monday, and 12:00 midnight, Sunday, shall constitute the basic work week. The basic work week of regular day-shift employees shall be from Monday through Friday and reflect a schedule of forty (40) hours of straight-time work.

           REGULAR DAYS OFF:  Days off shall be consecutive, however, they may
           -----------------
           not be within the basic work week.

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                                 Page 10 of 78
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           REGULAR DAY-SHIFT EMPLOYEES: Regular day shift employees are those
           ---------------------------
           employees who are assigned to shifts which are established on a Monday through Friday schedule and work a shift which begins between the hours of 7:00 am and 11:59 am. When mutually agreed to by the Union and Company, the day shift starting time may be scheduled as early as 6:00 am to take advantage of daylight hours.

           SEVEN DAY COVERAGE: A schedule of fixed or rotating shifts that cover
           ------------------
           seven (7) days per week, twenty-four (24) hours per day.

           SHIFT  EMPLOYEES:  Shift employees are all employees not defined as
           -----------------
           regular day-shift employees. This includes employees assigned to fixed shifts and seven (7) day coverage.

           SHIFT DESIGNATIONS: No shift periods shall start between the hours of
           ------------------
           12:01 am and 5:59 am, unless mutually agreed to by memorandum of understanding between the Company and the Union. The follow designations shall apply:

                  FIRST SHIFT:  All eight (8) hour shift periods regularly
                  ------------
                  scheduled to begin at 6:00 a.m., or thereafter but before 12:00 noon shall be designated as first shifts.

                  SECOND SHIFT:  All eight (8) hour shift periods regularly
                  -------------
                  scheduled to begin at 12:00 noon or thereafter but before 8:00 p.m., shall be designated as second shifts.

                  THIRD SHIFT:  All eight (8) hour shift periods regularly
                  ------------
                  scheduled to begin at 8:00 p.m., or thereafter but before 12:01 a.m., shall be designated as third shifts.

           SHIFT DIFFERENTIAL:  An incremental increase for working on a second
           -------------------
           or third shift.

           SHIFT PREMIUM: An incremental increase for all hours worked outside
           -------------
           of the employee's previous schedule for the first five (5) working days of a newly established permanent, temporary or emergency schedule.

           SHORT CHANGE:  A transfer from one established schedule to another
           -------------
           with only one shift off between schedules.

           COMPANY HEADQUARTERS: Any headquarters established for the purpose of
           --------------------
           engaging in work covered by this Agreement when such work will continue for an indeterminate period of time.

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Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date
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                                 Page 11 of 78
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6.2        BREAK PERIODS: A fifteen (15) minute relief period shall be provided for all employees not working seven day coverage during each one-half
           (1/2) of the shift. Work conditions permitting, each break period shall be given as near the middle of each one-half (1/2) of the shift as possible.

6.3 LUNCH PERIODS: Supervisors will establish a meal period without pay, approximately four (4) hours after the start of a shift. Employees who are required to begin their lunch more than one (1) hour before or after the regular start of lunch time shall be paid during the lunch period at the straight time rate. There are three (3) pay possibilities for employees with an unpaid lunch. For this example the employees shift is from 7:00 am to 3:30 pm with a one-half (1/2) hour lunch from 11:30 am to noon.

                       EXAMPLE #1                         EXAMPLE #2                        EXAMPLE #3
                       ----------                         ----------                        ----------
             Employees who are required to      Employees who eat their lunch    Employees who work through
             eat their lunch at 2:00 p.m.       from 3:00 pm to 3:30 pm          their lunch and complete their
             would be paid eight and            would be paid eight (8) hours    shift (work until 3:30 pm)
             one-half (8 1/2) hours of          at straight time and one-half    without taking a break for
             straight-time pay.                 (1/2) hour at time and           lunch would be paid eight (8)
                                                one-half (1 1/2).                hours at straight-time and one
                                                                                 (1) hour at time and one-half
                                                                                 (1 1/2).

           REGULAR DAY-SHIFT AND SHIFT EMPLOYEES: The unpaid lunch period shall
           -------------------------------------
           not exceed one-half (1/2) hour unless mutually agreed to by the Company and the Union.

           SEVEN DAY COVERAGE  EMPLOYEES:  These employees will be considered
           ------------------------------
           to have a paid lunch period as part of their regular shift.

                                    EXAMPLE
                                    -------

             A line troubleman whose shift is from 7:00 am to 3:00 pm will have a thirty (30) minute paid lunch period to be taken in accordance with operational efficiencies

6.4 OVERTIME: In computing overtime, intermission taken out for meals served other than on the job shall be deducted, and any holiday or vacation paid in that pay period will be considered as time worked.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           TIME AND A HALF: Except as otherwise provided in this Article, the
           ----------------
           following situations shall require payment at one and one-half (1 1/2) times the regular established wage rate:

                . Time worked in excess of eight (8) hours per day.

                . Time worked in excess of any five (5) scheduled work days in that work week.

                . Work scheduled in the three (3) hours immediately preceding the normal starting time.

                . Employees who are scheduled to work on an observed holiday.

                . Employees on seven (7) day coverage who are scheduled or called out for overtime except as defined in "Double Time."

                . Employees who are scheduled for overtime and such is canceled per Article 6.9 (REQUIRED NOTICE FOR OVERTIME).

           DOUBLE TIME: Except as otherwise provided in this Article, the
           ------------
           following situations shall require payment at two (2) times the regular established wage rate:

                . Employees, other than those assigned to seven (7) day
                  coverage, who are scheduled to work within the first five (5) hours of the eight (8) hour period immediately preceding the normal starting time regardless of the day of the week.

                . Employees who are called -out for work on an observed holiday.

                . Employees who work on the second day of a two days off period, or on the second or fourth days off of a four days off period with an overtime minimum as provided in Article 6.7 (CALL-OUTS).

                . Employees, other than those assigned to seven (7) day
                  coverage, who are called out for overtime work within the eight (8) hour period immediately preceding their normal starting time, regardless of the day of the week with an overtime minimum as provided in Article 6.7 (CALL-OUTS).

                . Employees who are assigned to seven (7) day coverage
                  (excluding line troubleman), and are called out for work to cover all or part of the third shift, with an overtime minimum as provided in Article 6.7 (CALL-OUTS).

                . Employees called out while on vacation per the provision of
                  Article 12.10 (CALL-OUT WHILE ON VACATION).

           DOUBLE TIME AND A HALF: Except as otherwise provided in this Article,
           -----------------------
           the following situations shall require payment at two and one-half (2 1/2) times the regular established wage rate:

                . For all time worked in excess of sixteen (16) consecutive hours.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           BREAK PERIOD: Employees entitled to pay at this rate will continue at
           ------------
           this rate until they have been released for a period of at least six
           (6) continuous hours. Any break of six (6) hours will be considered an interruption of continuous work time. It is understood that any employee may be returned to work exactly six (6) hours from their most recent release, satisfying the required break. It is also understood that any employee released for such a break may be called back to work before six (6) hours have elapsed.

           MEAL PERIODS: Meal periods while working overtime will not be
           ------------
           considered as part of the six (6) hour break and will not be considered time worked, unless employees are directed to work through their meal period. Employee's unpaid meal period which occurs during regular work hours will be included in the computation of the six (6) hour break, when this break is calculated from the end of the employee's last regular shift. Accordingly, an employee may be called out five and one-half (5 1/2) hours from the end of their last regular shift without creating a requirement for this rate.

           STRAIGHT TIME PAY: Employees sent home for a six (6) hour break will
           ------------------
           not lose any straight time pay for normally scheduled hours, as a result of such a break.

                                          EXAMPLE
                                          -------

             Employees assigned to a 7:00 am to 3:30 pm shift and released two
             (2) hours early so they may have a six (6) hour break before a scheduled outage would be paid for the two (2) hours at the straight time rate and this would satisfy the six (6) hour break.

           Employees must use any rest time pay accumulated as a result of an overtime assignment before these provisions would apply. If an employee's accumulated rest time does not cover the entire six (6) hour break, the employee will receive straight time pay for any regularly scheduled hours not worked due to this break.

6.5 OVERTIME EQUALIZATION: The Company will endeavor to distribute overtime work as evenly as possible among those employees qualified to perform such work. For the purpose of distributing overtime, the Company will maintain and post overtime lists in each sub-department indicating time offered and time worked. Each department will create policies and procedures (BY LOCATION, SHIFT - as defined by Article
           6.1 AND CLASSIFICATION), for overtime equalization through labor/management meetings.

6.6        PAY PROVISIONS:
           PAY DAYS:  Pay days shall be at biweekly intervals.
           ---------

           WAGES:  The schedule of job classifications and wage rates, as
           ------
           mutually agreed to, are made a part of this agreement, and are marked "Exhibits I and II" respectively.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           Wages shall be paid at biweekly intervals on the Thursday following the close of the two week pay period provided that if the regular pay day falls on a holiday, payment shall be made on the preceding work day.

           SPECIAL PAY REQUESTS: The Company recognizes there will be
           --------------------
           circumstances such as weeks of vacation and vacation in association with holidays which will create special requests of the payroll department. Unless the situation is an emergency, all special checks will be limited to individuals who are absent for at least the Wednesday through Friday of a pay week. Exceptions to this practice will require written approval from the department manager and must be presented to payroll no later than forty-eight (48) hours in advance of the requested time for payment.

           RECOVERING OVERPAYMENTS: Deductions from an employee's wages, to
           -----------------------
           recover overpayments made in error, will not be made unless the employee is notified prior to the end of the month following the month in which the check in question was delivered to the employee. A schedule for re-payment will be agreed upon by the Company and the employee.

6.7        CALL-OUTS:
           TWO HOUR MINIMUM: Employees called out for overtime duty shall
           ----------------
           receive at least two (2) hours pay. Reasonable travel time (defined below) to and from home will be considered as time worked for the purpose of satisfying the two (2) hour minimum, and will be paid at the appropriate overtime rate.

                       EXAMPLE #1                         EXAMPLE #2                        EXAMPLE #3
                       ----------                         ----------                        ----------
             Employees called out who work        Employees called out who work    Employees called out who work one (1) hour
             work two (2) hours and travel one    four (4) hours and travel one    and travel one (1) hour (round trip) will be
             (1) (round trip) will be             (1) hour (round trip) will be    paid for two (2)hours
             paid for three (3) hours.            paid for five (5)

                       EXAMPLE #4                         EXAMPLE #5
                       ----------                         ----------

             Employees called out who work        Employees called out who work
             fifteen (15) minutes and             into their regular shift
             travel one (1) hour (round           shall be paid the appropriate
             trip) will be paid for two (2)       overtime premium for at least
             hours.                               two (2) hours, which includes
                                                  travel time to work only.
                                                  This does not change the
                                                  normal starting time for the
                                                  purpose of extending the
                                                  shift.

           MULTIPLE CALL-OUTS: Employees called-out more than once in the
           -------------------
           twenty-four (24) hour period from midnight one day to midnight the following day shall be paid at least the two (2) hour minimum mentioned above for the first call. For subsequent calls, employees shall be paid for a one (1) hour minimum with the same travel time considerations mentioned above. For the purpose of this section, concurrent calls or successive calls without a break in work time shall be considered as a single call.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           TRAVEL TIME:  Employees are entitled to travel time according to the
           ------------
           following chart:

             ----------------------------------------------------------------------------
                                           WORK LOCATIONS
             ----------------------------------------------------------------------------
                                     ----------------------------------------------------
                                         Las Vegas Valley            Reid Gardner

                                     ----------------------------------------------------
             ----------------------------------------------------------------------------
             Las Vegas Valley                 .5 hour                   1 hour
             ----------------------------------------------------------------------------
             Moapa Valley                     1 hour                    .5 hour
             ----------------------------------------------------------------------------
             Boulder City                    .75 hour                  1.5 hours
             ----------------------------------------------------------------------------
             St. George/Alamo                 2 hours                  1.5 hours
             ----------------------------------------------------------------------------
             Mesquite                        1.5 hours                 .75 hour
             ----------------------------------------------------------------------------

6.8 REST TIME: Employees who are required to work overtime within the eight (8) hour period immediately preceding their scheduled starting time on a regular work day, shall be entitled to time off with straight time pay equal to time worked during this time frame. This is not applicable to a call out or scheduled overtime of three (3) hours or less immediately preceding the employee's normal starting time.

           If an employee is entitled to rest time off, such time off would normally begin at the start of the regular shift. By mutual agreement between the supervisor and the employee, rest time may be taken during the last part of the regular shift. An employee shall not be required to work during his rest period provided adequate relief is available, however, should an employee be required to work during this period, he shall receive straight time for all time worked during his rest period in addition to his rest period pay.

6.9        REQUIRED NOTICE FOR OVERTIME:
           SCHEDULED OVERTIME: In scheduling overtime work, a minimum of
           ------------------
           fourteen (14) hours notice is required, prior to the start of any overtime for a particular day, and before leaving the worksite on a regular work day. Without this notice, such work will be considered as a call-out. It is understood that overtime, when worked as an extension of a regular shift, does not require such notification.

                                          EXAMPLE
                                          -------

             An employee assigned to a 7:00 am to 3:30 pm shift and held over for overtime and is notified to work the next day (his/her day off) at 7:00 am. If notification is given in the first two (2) hours of held over overtime, this overtime is scheduled.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           CANCELING OVERTIME: A minimum of twelve (12) hours notice is required
           -------------------
           on canceling pre-scheduled overtime. When customer arrangements are involved, the Company must provide twelve (12) hours notice prior to the employee's next normal starting time.

           When such notice of cancellation of pre-scheduled overtime work is not given in accordance with the above, employees involved will be paid for two (2) hours at established overtime rates if they report and are retained for work. When such notice of cancellation is not given in accordance with the above, but employees are later notified of work cancellation, they will be paid for two (2) hours at time and one-half (1 1/2). If they report and are not retained for work, they shall receive pay for two (2) hours at time and one-half (1 1/2).

6.10 SHIFT DIFFERENTIAL: Seven (7) day coverage employees will be paid the shift differential applicable to the shift under which any hours worked may fall. Fixed shift employees will be paid their shift differential for all hours worked on that day.

                                          EXAMPLE
                                          -------

             A second shift employee who works ten (10) hours on a particular day would be paid ten (10) hours of second shift differential.

           FIRST SHIFT:  No shift differential shall be paid for the first
           -----------
           shift.

           SECOND SHIFT:  A differential shall be paid for the second shift
           -------------
           according to the following schedule:
                  February 1, 1998  ....................  $1.20 per hour
                  February 1, 1999  ....................  $1.25 per hour
                  February 1, 2000  ....................  $1.30 per hour
                  February 1, 2001  ....................  $1.35 per hour

           THIRD SHIFT:  A differential shall be paid for the third shift
           ------------
           according to the following schedule:
                  February 1, 1998  ....................  $1.35 per hour
                  February 1, 1999  ....................  $1.40 per hour
                  February 1, 2000  ....................  $1.45 per hour
                  February 1, 2001  ....................  $1.50 per hour

           The appropriate overtime rate will be applied to the shift differential. Shift differentials shall be payable only for hours actually worked and shall not be payable for non-work time such as holidays, sick leave, vacation and rest time.

6.11 ESTABLISHING PERMANENT SCHEDULES: The right to establish working schedules and methods of shift rotation for employees, to assign individuals to schedules and to make changes in schedules, rests with the Company. Whenever the Company assigns an employee to a schedule which is different than the schedule they are regularly assigned and such assignment is expected to last ninety (90) days or more, the following conditions shall apply:

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           NOTIFICATION: Employees will be given as much notice as possible and
           ------------
           in all cases, at least twenty four (24) hours and prior to the end of their last regular shift. In this notification, the employee will be informed of the hours of work, including the days off and meal periods if applicable, work location, expected duration of the shift if other than indefinite, estimated composition of the work force, and the type of the shift (regular day, fixed shift, or rotating). The Company will limit days off to days inclusive of or in conjunction with Saturday or Sunday providing that such schedules will not interfere with the continuous rendering of service by the Company. If the Company fails to satisfy the twenty-four (24) hour notification requirement, the premium for the first five (5) days of the new shift will be extended until the notification requirement has been satisfied.

           STAFFING OF SCHEDULES:
           VOLUNTEERS:
           ----------
           When new shifts are announced, the Company will permit affected employees to volunteer for these assignments. The highest Company seniority will be used to select from the volunteers and these employees will not receive a premium for their first five (5) days of this new assignment.

           LEAST SENIOR QUALIFIED: The least senior, qualified employee in the
           -----------------------
           classification affected, may be assigned. Any employee so assigned will receive a premium of time and one-half (1 1/2) for the first five (5) days of this assignment for all hours worked outside of their previous schedule.

           RIGHT OF ASSIGNMENT: The Company may assign employees to these
           --------------------
           schedules for operational efficiency purposes. Any employee so assigned will receive a premium of time and one-half (1 1/2) for the first five (5) days of this assignment for all hours worked outside of their previous schedule.

           SHIFT DIFFERENTIAL: The appropriate shift differential, if any, shall
           ------------------
           apply immediately to all hours worked for those who volunteer for these shifts. For those employees paid a premium for the first five
           (5) days of such an assignment, the shift differential will apply beginning on the sixth day of the assignment, or the first day on which the premium is not paid.

           RETURN TO ORIGINAL OR OTHER SCHEDULE: Employees who are assigned to a
           ------------------------------------
           new schedule and are returned to their original schedule before five
           (5) days have elapsed, will be entitled to the premium mentioned above for the five (5) day period. Employees assigned to a second, new schedule during the initial five (5) day premium payment period will receive an additional five (5) days of premium from the date the new schedule begins.

                                  EXAMPLE                                             EXAMPLE
                                  --------                                            -------
             Employees who receive four (4) hours of premium           Employees who have worked only two (2) days of a
             per day who are returned to their former shift            new schedule and are notified they will start a
             after only two (2) days, would continue to receive        second, new schedule on the fourth day, will
             this premium for three (3) additional work days.          receive eight (8) days of premium pay (three [3]
                                                                       for the first schedule and five [5] for the second).

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           TRAINING EXCEPTIONS: The Company may, for the purposes of training
           --------------------
           only, change schedules without incurring the premium penalties mentioned above. The Company will notify all employees as far in advance as possible, but not later than the end of their last scheduled work day in the week prior to such training. This notification will detail the nature, location, and duration of the training. If such notification is not given, and an employee is called at home and informed of a change in schedule for training purposes, this employee will be paid time and one-half (1 1/2) for the first two (2) days of the training for all hours worked outside of their normal schedule.

           TRAVEL TIME FOR OUT OF TOWN TRAINING: Any employee who is required to
           ------------------------------------
           travel out of town on a normal day off or after normal working hours for the purpose of Company training, will be paid actual driving time to and from the training site. When flying to such training, employees will be paid one (1) hour from their home to the airport, actual flying time to the destination, and one (1) hour from the airport to the hotel. All compensation for such travel time will be at a straight time rate and will not be considered time worked.

           SCHEDULE PREFERENCE AGREEMENTS: The Company recognizes that in departments where multiple schedules exist, there may be a desire to create a mechanism for movement between such schedules, while protecting the operational efficiencies of the organization. To satisfy these mutual interests, departments are encouraged to create shift preference agreements which will define the terms and conditions for the transfer from one schedule to another. Under no circumstances, would such transfers create premium pay liability in accordance with the provisions of this Article. Each schedule preference agreement will be created through labor/management meetings within the affected work group and will be acknowledged by memorandum of agreement between the Company and the Union.

6.12 ASSIGNMENT TO AN ESTABLISHED SCHEDULE: When seven (7) day coverage employees, other than relief employees, are transferred from one schedule of work days or work hours to another established and populated schedule, they shall not be entitled to overtime compensation for work performed during regular work hours of any day involved in the transfer, provided that:

                . They have been notified of such transfer not less than
                  twenty-four (24) hours in advance of the starting time of the new shift or work period;

                . They have had a minimum of one shift off between schedules;

                . As a result of such transfer they have not been required to work more than forty (40) hours at the straight time rate in any work week involved;

                . They have not been required to work more than one (1) short change in the work week involved, provided, however, that such short change was not the result of a voluntary action on the part of an employee, (i.e., Calling in sick, taking an unauthorized day off for personal reasons, etc.).

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

6.13 EMERGENCY OR TEMPORARY SCHEDULES: The Company may schedule employees to work for periods other than their regular work hours when additional schedules are required for emergency or temporary conditions. Such conditions are expected to last for less than ninety
           (90) days and, if they exceed this time frame they will be considered to be established schedules requiring compliance with the procedures for staffing and establishing schedules defined above, unless mutual agreement to extend such schedules is established by the Company and Union.

           NOTIFICATION: The Company shall communicate the hours of work, meal
           ------------
           periods, days off, location, nature of the work, estimated composition of the workforce, and expected duration of this schedule.

           STAFFING OF EMERGENCY OR TEMPORARY SCHEDULES:
           --------------------------------------------
           VOLUNTEERS: The Company may solicit volunteers for assignment to
           -----------
           these schedules. If employees volunteer for these assignments, they will receive a premium of time and one-quarter (1 1/4) for all straight time hours worked outside of their normal schedule or shift for the first five (5) days of this assignment. When there are more volunteers than required for the shift, the most senior, qualified employees will be assigned.

           LEAST SENIOR QUALIFIED: The least senior, qualified employee in the
           ----------------------
           classification affected, may be assigned. Any employee so assigned will receive a premium of time and one-half (1 1/2) for the first five (5) days of this assignment for all hours worked outside of their previous schedule.

           RIGHT OF ASSIGNMENT: The Company may assign employees to these shifts
           --------------------
           for operational efficiency purposes. Any employee so assigned will receive a premium of time and one-half (1 1/2) for the first five (5) days of this assignment for all hours worked outside of their previous schedule.

           SHIFT  DIFFERENTIAL:  After the five (5) day premium requirement has
           --------------------
           been  fulfilled, the appropriate shift differential shall apply.

           RATE OF PAY AND ROTATION: On the first day that there is no
           -------------------------
           requirement for a premium and each day thereafter, the appropriate rate of pay and shift differential, if applicable, will be provided for all hours worked. If any such schedule extends beyond forty-five
           (45) days, the Company and the Union may agree to rotate the assigned employees. Employees returned to their former schedule as a result of this rotation, will not be entitled to the premium mentioned above.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           RETURN TO ORIGINAL SCHEDULE: At the completion of this assignment,
           ----------------------------
           employees will be returned to their original schedule without a requirement for any additional premium payment. Employees who are assigned to an emergency or temporary schedule and are returned to their original schedule before five (5) days have elapsed, will be entitled to the premium mentioned above for the five (5) day period.

6.14       OUT OF TOWN WORK:
           BOARD AND LODGING: The Company will furnish adequate board and
           -----------------
           lodging for all employees sent on out-of-town work. This rule does not apply to noon day meals where employees start from and return to headquarters everyday, nor does it apply to employees hired for any particular job which may be outside the city or where employees travel to and from regularly assigned headquarters on Company time.

           EQUALIZING ASSIGNMENTS: When making temporary out of town
           -----------------------
           assignments, the Company will endeavor to distribute such assignments equally among all employees qualified to perform such work.

           PER DIEM: Employees temporarily assigned to established headquarters
           --------
           located more than forty (40) miles from their regularly established headquarters who elect not to stay at the assigned work locations will be furnished transportation for the initial trip and final trip at Company expense, and shall receive forty-three dollars ($43.00) for each day they are assigned to and work at a temporary location. If work extends beyond the weekend, the Company may, at its option, pay travel to home base Friday night and return to work location Monday morning.

           MILEAGE ALLOWANCE: Except as provided herein, employees electing to
           -----------------
           travel to and from their assigned work locations shall do so at their own expense. When an employee is authorized to drive his own car to conduct Company business, he will receive a mileage allowance equal to Internal Revenue Services (IRS) maximum allowable mileage expense. Requests for the allowance described herein shall be submitted to, and distributed by the Company every two (2) weeks and in accordance with procedures established by the Company.

6.15       MEALS:
           MEAL TIMES: When working overtime before or after the regular day, or
           -----------
           shift, or when called out for overtime work, and such work is continuous for two (2) hours or more, the Company shall provide all meals unless employees are released before the meal time. The normal unpaid meal times shall be:

                . one and one-half (1 1/2) hours before the employee's normal starting time,

                . eight (8) hours before the employee's normal starting time,

                . four (4) hours after the normal starting time, and

                . two (2) hours after the normal quitting time,

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           Meals will be provided as close to these times as circumstances of the work will permit. Employees may elect to complete their assignment and take their meal period upon completion of their task. This meal period would be unpaid time unless directed by supervision to work through the meal period and such work continues more than one
           (1) hour from the stated meal time. This paid meal period will be limited to one-half (1/2) hour at the appropriate rate of pay.

           CALL OUT:  When an employee is called out one and one-half (1
           ---------
           1/2) hours or more previous to his starting time, the Company shall provide breakfast and a reasonable time to eat same.

           MEAL RATES: When employees are released on or after a normal meal
           ----------
           period, or periods as outlined above, and do not elect to eat a Company provided meal, they shall be given a meal allowance of $9.00. These allowances will be paid through the payroll system in the employee's next paycheck. The meal allowance shall be increased to:

                . nine dollars and twenty five cents ($9.25) effective February
                  1, 1999

                . nine dollars and fifty cents ($9.50) effective February 1,
                  2000

                . nine dollars and seventy-five cents ($9.75) effective February
                  1, 2001

           ACTUAL COST: If an employee elects to consume a meal in lieu of the
           -----------
           allowance, the cost of any meal shall not exceed two (2) times the allowance as provided for above. If the cost of the meal exceeds this amount, the employee will be notified of the amount of the difference and the employee must reimburse the amount within thirty (30) calendar days after receipt of such notification. These limitations may be waived by the department's Vice President if such limitations place an undue hardship on the employee.

6.16 REPORTING LOCATION: Employees in the bargaining unit shall report for work at regularly established Company headquarters, shall travel from job to job and between job and headquarters on Company time and shall return to the regularly established Company headquarters at the conclusion of the day's work.

6.17 EARLY RELEASE: Employees relieved from duty, for reasons other than misconduct, during the first half of the regular day or regular shift shall be paid for not less than one-half (1/2) of the shift; if relieved after having been on duty more than one-half (1/2) of the regular day, they shall be paid for a full shift, except that if they are relieved at their own request they shall be paid only for time worked. These provisions do not apply to overtime assignments.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                                  ARTICLE NO. 7

                            Seniority and Promotions

7.1 SENIORITY: There shall be one (1) type of seniority, namely, Company seniority. Company seniority shall be considered in such matters as retirement, lay off, and whenever provisions of this agreement refer to seniority. In cases where two or more employees have the same Company seniority, the employee with the higher total score on the most recent performance appraisal shall have the greater seniority.

7.2 SENIORITY POSTINGS: The Company shall post a Company seniority list on bulletin boards every six (6) months and shall mail a copy of this list to the Union when the list is posted and after any corrections are made. Any seniority corrections should be made in writing to human resources.

7.3        STAFFING VACANCIES:
           POSTING REQUIREMENT: When there are no qualified employees who have
           -------------------
           requested an intra-departmental work location change into job vacancies which are expected to last for more than ninety (90) days, and the classifications involved do not fall under the provisions of
           Article 7.5 (non-bid classifications), the Company shall post such job vacancies or new jobs on bulletin boards for a period of seven
           (7) calendar days. It shall be the duty of the Company to set forth in said bulletins the nature of the job, its location and duties, reasonable qualifications required and the rate of pay, unless such information is listed in the collective bargaining agreement. At the same time, the Company will furnish the Union a copy of this bulletin. Employees may file their applications in the Human Resources department by Company mail or by U.S. Mail. However, the Company may not consider any application received after the job bid closing date. All job vacancies must be awarded within twenty-one
           (21) calendar days of the job bid closing date. If the award is not made within twenty-one (21) calendar days, and is not delayed due to vacations or bid hearings, the successful employee will be paid the new rate for the period from the twenty-one (21) days to the date of the award. This does not apply to the time frame of up to three (3) weeks after the award for the purpose of transitioning responsibilities.

           JOB POSTING SYSTEM: The Company shall publish job posting and
           ------------------
           awarding procedures which, at a minimum, comply with the provisions of this agreement. These procedures will constitute the Company's job posting system. Any bargaining unit employee covered by either the clerical or plant collective bargaining agreements may apply and compete equally for any position within the Company. Employees are disqualified from bidding if their most recent performance appraisal total score is less than 2.5 or if they have a letter of discipline which is less than one (1) year old in their Human Resources personnel file.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           SELECTION CRITERIA: Exclusive of the provisions of Articles 7.5
           ------------------
           (NON-BID CLASSIFICATIONS) and 7.10 (INTRA-DEPARTMENTAL WORK LOCATION CHANGE), in filling vacancies the following factors shall be considered:

                . Trade Knowledge

                . Training

                . Past Performance with the Company

                . Ability, skill, adaptability, efficiency

                . Performance appraisal scores

                . In addition, the Company retains the right to administer equally fair tests, demonstrations, or physical assessments when such tests will assist materially in determining the qualifications of employees.

           When, in the discretion of the Company, all factors are substantially equal, Company seniority shall govern.

           HEARING PROCEDURES: In lieu of any grievance procedure concerning
           -------------------
           Article 7.3 (STAFFING VACANCIES), the Company shall offer the three
           (3) most senior bidders (if applicable) and the employee with the second highest matrix score (if applicable) who are more senior than the successful bidder a hearing before the bid committee with the steward for the department, the senior person or persons and one (1) other Union member. If the number of senior bidders exceeds the parameters mentioned above, a group meeting will be conducted with the remaining senior bidders to explain the decision and answer any relevant questions. The Company shall not assume any penalty for bid hearings that are delayed.

           NO QUALIFIED BIDDERS: If no applications are received from any
           ---------------------
           qualified bargaining unit employees within the posting period, the Company may then fill the job from outside the bargaining units.

7.4 TEMPORARY APPOINTMENTS: Wherever a vacancy occurs in any job classification, the Company may, at its discretion, temporarily fill such vacancy. If practical, any such temporary appointment shall be given to an employee who would be eligible under the provisions of this agreement.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

7.5 NON-BID CLASSIFICATIONS: When vacancies occur in the classifications listed below, the Company shall fill the vacancies with the most senior employees who are qualified and request the position in accordance with the Company job posting system. To be qualified employees must do the following prior to the vacancies being announced:

                . Pass a skills qualification test

                . Complete a prescribed course of study (where applicable)

                . Have an overall score of at least 2.5 on their most recent performance appraisal

                . Have no letter(s) of discipline which is less than one (1)
                  year old in their human resources personnel file

           Prior to awarding positions, employees must pass a physical assessment relating to the new position. These requirements apply to the following job classifications (classifications may be added or deleted upon mutual consent of the Company and Union):

               . Coal Yard Technician

               . Communications Groundman

               . Customer Support Representative

               . Fleet Utility Technician

               . Lines Groundman

               . Maintenance Utility Technician

               . Meter Reader

               . Office Support Representative

               . Rodman-Chainman

               . Substation Groundman

               . Utility Operator

           Employees awarded a position under the provisions of this Article may not request and be awarded a new position for a minimum of six (6) months.

7.6 MOVING EXPENSES: Should the Company assign an employee, who has not volunteered for reassignment, to an established Company headquarters located more than thirty (30) driving miles by the most reasonable route from his regularly established Company headquarters, and such assignment is not temporary in nature, the Company will pay the employee $1200 for moving expenses, for the purpose of establishing a new primary residence, within a two (2) year period immediately following such assignment. In addition, the Company shall pay the actual costs to relocate a mobile home which is the employee's primary residence.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

7.7 SUB-DEPARTMENTS: When employees are awarded bids in the sub-department in which they are working, in accordance with Articles
           7.3 (STAFFING VACANCIES) and 7.5 (NON-BID CLASSIFICATIONS) of this agreement, their rate of pay for the awarded job shall be the rate established for the classification as listed in the appropriate agreement. If the awarded job has more than one rate, such rates being based on time spent in classification, the employees shall be assigned the lowest rate in the classification which will provide an increase to the employees. Employees thus assigned a rate step above the starting rate will not advance to a higher step until they have served the time indicated by the assigned step. Should no rate in the classification provide an increase, the employee shall be assigned the "there-after" rate of the new classification.

                                         EXAMPLE
                                         -------

7.8 TIME IN CLASSIFICATION PAY: When employees are awarded bids in a different sub-department from which they are working, their rate of pay for the awarded job shall be the rate established for the classification as listed in the appropriate agreement. If an employee has previously occupied the position, the employee shall be given credit for time spent in that position for the purposes of establishing the new rate. Where the awarded job has more than one rate, such rates being based on time spent in classification, employees shall be assigned the starting rate for the new classification unless such rate will result in a lesser rate than their former classification. If assigning the starting rate to employees awarded the job would result in a lesser rate than their last rate, employees shall be granted one year of credit or the amount of their Company seniority, which ever is less, as time spent in the new classification for the purpose of establishing their new rate of pay.

7.9 TRIAL PERIOD: Employees promoted or transferred in accordance with this Article shall be employed on the job to which they were promoted or transferred for a reasonable trial period not to exceed six (6) months. If, following the trial period, they are still unable to perform the job to which they are promoted or transferred, they shall be returned to the former job classification they held or to their former or another job classification of similar requirements and the previous rate of pay, as determined by the Company. Employees who are returned to another classification in accordance with this Article shall not be permitted to bid on another position for six (6) months from the time they are returned.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

7.10 INTRA-DEPARTMENTAL WORK LOCATION CHANGE: Employees desiring to change work locations within the same sub-department and classification shall submit a work location change form to the appropriate department head. Through labor/management meetings, departments shall develop procedures for work location changes.

                                  ARTICLE NO. 8

                               Grievance Procedure

8.1 DEFINITION: A grievance shall be defined as a dispute regarding the interpretation and application of the provisions of this Agreement filed by the Union or by an employee covered by this Agreement alleging a violation of the terms and provisions of this Agreement. However, disputes specifically excluded in other Articles of this Agreement from the Grievance Procedure shall not be construed as within the definition set forth above.

8.2 TIME LIMITATIONS: The Company and the Union recognize the mutual gains process as an effective tool in resolving differences in the work place. Once timely notification of a grievance has been given, the Union and Company may mutually agree to extend the time limitations to ensure that interests are clearly defined, witnesses and all persons involved receive proper notification and are able to attend, evidence is accurate, and remedies are thoroughly explored before moving to the next step. However, it is in the interest of both the Company and the Union to expedite the process and encourage the timely resolution of the issue in order to satisfy established time constraints.

           The Union and Company, by mutual agreement, may elect to bypass certain steps, due to the nature of the grievance.

           Except by mutual agreement to extend the time limitations, an arbitrator shall not have the authority to excuse a failure by the Union, the Company or the aggrieved employee to comply with the time limitations set forth, regardless of the reason given for such failure.

8.3        GRIEVANCE PROCESS
           NOTIFICATION: When a dispute arises relative to the administration of
           -------------
           the provisions of this agreement, the employee and/or Union steward must complete a mutual gains issue form and submit it to the appropriate supervisor for signature no later than thirty (30) calendar days after the grievance first arises. The time period shall start from the first day the Company can show that the Union or an employee affected by the Company's action knew or should have known of the situation.

           At each step in the process, the Union shall officially sign off on the mutual gains issue and grievance forms, verifying that their interests have been satisfied or to pursue resolution at the next step.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           STEP ONE (MUTUAL GAINS MEETING -SUPERVISOR): The supervisor shall
           -------------------------------------------
           schedule a meeting with the grievant and steward within seven (7) calendar days of receipt of the mutual gains issue form. The grievant and the supervisor will define interests and work on resolving the issue in a manner satisfying those interests. If the issue is not resolved at step one (1), the mutual gains issue form may be referred by the Union to the next level of supervision within three (3) calendar days of the step one (1) meeting.

           STEP TWO (MUTUAL GAINS MEETING - LEVEL II SUPERVISION): The next
           -------------------------------------------------------
           level of supervision shall schedule a meeting with the grievant, steward, and supervisor within seven (7) calendar days of receipt of the mutual gains issue form. The grievant and supervision will define interests further and work on resolving the issue at this level. If they are unable to satisfy interests, the Union may request a formal hearing within three (3) calendar days of the step two (2) meeting.

           STEP THREE (MUTUAL GAINS HEARING): The level II supervisor shall
           ----------------------------------
           schedule a hearing with the grievant, steward, supervisor, and official Union and Human Resources representatives within seven (7) calendar days of receipt of the mutual gains issue form. Witnesses will be designated to testify and related evidence shall be submitted. Those in attendance shall discuss possible remedies, which will be implemented upon final approval by the official Union and Human Resources representatives. This joint decision shall be final and binding on all parties. If, at the conclusion of step three (3), the two (2) parties are unable to resolve the issue, the grievance shall be reduced to writing on the grievance report form, citing the Article and/or section of this agreement which has been allegedly violated, and the Company shall sign, date, and acknowledge receipt of such grievance.

           STEP FOUR (UNION/COMPANY MEETING): The Union Business Manager and
           ---------------------------------
           _______________________ shall schedule a meeting within ten (10) calendar days of receipt of the grievance report form. The department supervisor and/or manager, and the grievant and/or Union steward may be present at the request of either party. The Company and Union shall review the information provided, conduct further investigation if necessary, and shall render a joint decision which shall be final and binding on all parties. If the grievance is not settled at step four (4), the Company will communicate its position in writing within five (5) calendar days of the step four (4) meeting. This written notification will be sent via certified mail.

           STEP FIVE (ARBITRATION): Within fifteen (15) calendar days of receipt
           ------------------------
           of management's position, the Union may request arbitration by delivering a written notice to the ___________________ of its intent to arbitrate the dispute. If the Union does not respond within fifteen (15) calendar days, the issues involved in the grievance will be considered resolved and the matter closed.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           Within five (5) working days after receipt of the notice of intent to arbitrate, the parties will request the Federal Mediation and Conciliation Service to furnish a list of five (5) arbitrators from the southwest region of the United States from which the arbitrator shall be selected. Such selection shall be accomplished by the Union and the Company striking one (1) name from the list in turn until only one (1) name remains.

           In recognition of the magnitude of such decisions, arbitration relative to termination grievances shall be expedited whenever possible. Unless mutually agreed to extend the time limitations in writing, these grievances should be arbitrated within six (6) months of the termination date.

           The arbitrator's decision shall be submitted in writing and shall be final and binding on all parties to this Agreement. Nothing contained in this contract or any part thereof shall affect or apply to the Union in action it may take against the Company for failure to comply with any legally enforceable decision reached through arbitration.

           The cost of the arbitrator and the cost of necessary expenses required to pay for facilities and recording of the hearing of cases, shall be borne equally by the Company and the Union.

           The arbitrator shall not have the authority to modify, amend, alter, add to, or subtract from any provision of this Agreement.

                                  ARTICLE NO. 9

                            Working Safety Committee

9.1 MUTUAL INTERESTS: The Company and the Union share a mutual interest in fostering safe working conditions for all employees. The Company and Union will endeavor to create programs, procedures and policies which will define Nevada Power Company and IBEW Local No. 396 as leaders in providing and promoting a safe workplace. The Company shall make reasonable provisions for the safety of employees in the performance of their work. The Union shall cooperate in promoting the realization of the responsibility of the individual employee with regard to the prevention of accidents.

9.2 SAFETY COMMITTEE: Each department shall have their own Safety Sub-committee, and at least one (1) representative from each departmental Safety Sub-committee shall serve on the Company's Safety Committee. The selection of the Company's Safety Committee members shall be made jointly by the Chairman of the committee and the Business Manager of the Union. The Chairman of this committee shall be selected by the Company. Each year thirty three and one third percent (33-1/3%) of the committee members shall be replaced in accordance with the selection provision.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

9.3 REPORTING DEFICIENCIES: Each member of the Safety Committee shall be expected to actively participate in identifying and reporting to the area safety representative any deficiency or unsafe condition discovered in the assigned work area. Recommendations to improve the operational safety shall be made to the manager, safety services, and to the department supervisor. A copy shall also be presented to the Chairman at the next Safety Committee meeting.

9.4 SAFETY MEETINGS: Safety meetings shall be held at reasonable intervals subject to call by the Chairman.

9.5 SEMI-ANNUAL INSPECTIONS: Every six (6) months the Safety Committee chairman shall appoint at least three (3) members to perform an inspection of the Company facilities. If required, these inspections may occur more often at particular facilities. The Committee Chairman may request additional employees who work at the site to assist in the inspection. The Company will allow the appointees reasonable time, as determined by the Chairman, to perform this inspection. They will prepare a written report including recommendations for corrective actions and forward it to the Committee Chairman and Company President.

9.6 RULE VIOLATIONS: In the event employees violate safety rules published by the Company, the Company reserves the right to administer appropriate disciplinary action.

9.7 SAFETY INVESTIGATIONS: When a lost time disabling injury occurs as a result of a suspected careless act or unsafe working condition, a safety investigating committee shall be chaired by Safety Services to review the facts and reconcile safety deficiencies and recommend corrective action. A safety committee member designated by the Union and assigned to the work area in which the injury occurred, shall serve on the investigating committee.

                                 ARTICLE NO. 10

                           Inclement Weather Practice

10.1 REGULAR EMPLOYEES: Regular employees who report for work on a scheduled work day and who, because of inclement weather or other similar cause, are unable to work in the field that day, shall receive pay for the full day. However, they may be held pending emergency calls and may be given first-aid, safety or other instruction, or they may be required to perform miscellaneous work in the yard, warehouse, or other sheltered locations. Through labor/management meetings, and in conjunction with safety services, each department shall establish policies which clarify safe work procedures during inclement weather.

10.2 PROBATIONARY AND TEMPORARY EMPLOYEES: These employees shall receive pay for time worked or time held on Company property or two (2) hours, which ever is greater.

10.3 RAIN GEAR: Employees who are required to work in the field will be assigned appropriate rain gear which will be maintained by the employees and replaced

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           by the employees and replaced by the Company when such gear is worn out in the course of employment and returned to the Company by the employee.

10.4 ENERGIZED PANELS: Employees who are assigned to work in the field will not be required to work on exposed and energized metering panels during rainy weather but may be assigned related duties as necessary.


                                ARTICLE NO. 11
                                   Holidays

11.1 ELIGIBLE EMPLOYEES: Regular employees and probationary employees who are eligible for benefits, shall be entitled to holidays off with pay. Employees on leaves of absence or disability leave are not entitled to holiday pay, except if the employee begins leave or returns from leave during the week of a holiday.

11.2 WORKED HOLIDAYS: Shift employees may be permitted to take holidays off which fall on their scheduled work days. Employees scheduled to work on a holiday shall be paid at the rate of time and one-half (1 1/2) for time worked during regular working hours in addition to holiday pay. Employees who are called out to work on a holiday shall be paid at the rate of double time for time worked in addition to holiday pay. Time worked in excess of the regular work day will be paid at the appropriate overtime premium. Except for shift employees, holidays listed below shall not be considered scheduled work days.

           COMPANY HOLIDAYS: When a holiday falls on a Saturday, the preceding Friday shall be observed, and when a holiday falls on a Sunday the following Monday shall be observed. Whenever an employee's regular days off are other than Saturday and Sunday, the first day off within the work week shall be considered as Saturday and the second day off within the work week shall be considered as Sunday for the purpose of this Article. A rotating shift employee working on a schedule which provides four (4) consecutive days off shall observe the day prior to the four (4) days if the holiday falls on the first of the four (4) days, and shall observe the day following the four (4) days if the holiday falls on any of the other three (3) days for the purpose of this Article.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           Following are to be considered holidays:


                                                  ----------------------------------------------------
                                                                   COMPANY HOLIDAYS
                                                  ----------------------------------------------------
                                                  ----------------------------------------------------
                                                      1998         1999         2000         2001
                                                  ----------------------------------------------------
             -----------------------------------------------------------------------------------------
             New Year's Day                          Jan 1
             -----------------------------------------------------------------------------------------
             Martin Luther King's Day
             -----------------------------------------------------------------------------------------
             President's Day
             -----------------------------------------------------------------------------------------
             Memorial Day (observed)
             -----------------------------------------------------------------------------------------
             Independence Day
             -----------------------------------------------------------------------------------------
             Labor Day
             -----------------------------------------------------------------------------------------
             Veteran's Day
             -----------------------------------------------------------------------------------------
             Thanksgiving Day
             -----------------------------------------------------------------------------------------
             Thanksgiving Friday
             -----------------------------------------------------------------------------------------
             Christmas Eve Day
             -----------------------------------------------------------------------------------------
             Christmas Day
             -----------------------------------------------------------------------------------------
             Floating Birthday/Holiday                                See Article 11.3
             -----------------------------------------------------------------------------------------

11.3 FLOATING BIRTHDAY/HOLIDAY: An employee may observe the floating holiday any work day of the year with mutual agreement by the employee and supervisor. Or, with seven (7) calendar days notice, an employee shall observe the floating holiday on any work day which falls in the same calendar week as the employee's birthday. For the purpose of this Article, the calendar week begins Sunday and ends Saturday. Should an employee be called in or required to work on a previously approved "holiday," the employee shall be paid the applicable overtime rate, except if both the employee and supervisor mutually agree to change the observance of the holiday.

           Employees who request to use their floating holiday for the purpose of recognizing a religious observance, will be accommodated whenever possible. Any difficulties in this regard should be forwarded to the Employee Relations area of Human Resources.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

11.4 BANKED HOLIDAYS: If eligible employees are required to work on any day observed as a holiday and are authorized to work for the straight time hourly rate of pay, then an equal number of hours will be allocated to their banked holiday account. With written consent of the Company, employees may carry over up to sixteen (16) hours of banked holidays to the next year.

11.5 TEMPORARY AND BENEFIT INELIGIBLE EMPLOYEES: Temporary, and probationary employees who are not eligible for benefits will not receive pay for holidays not worked but shall be paid the appropriate overtime premium for all time worked on holidays.

11.6 SICK LEAVE IN CONJUNCTION WITH A HOLIDAY: An employee who does not report for work either the day before and/or the day after a paid holiday, and who has not been excused by his or her supervisor for either the day before and/or the day after a paid holiday shall receive no pay for the holiday. The Company may require satisfactory evidence of an employee's illness or injury before holiday pay will be granted. If the Company requires medical evidence, the Company must inform the employee of the requirement to provide evidence no later than two (2) hours after the employee's regular starting time on the day of the absence. If required and the employee does not comply with this request, the employee will not be paid for the holiday or the day of absence, and may be subject to disciplinary action.

11.7 ALTERNATIVE SCHEDULES: As a result of the implementation of alternative work schedules, any issues associated with the provisions of Article 11 will be resolved by memorandum of understanding between the Company and Union.


                                ARTICLE NO. 12
                                   Vacations

12.1 CONSIDERATIONS: Vacation with pay may be granted at any time during the calendar year in which it is earned, subject to the following considerations.

                . Desirability of scheduling in such a manner as will cause a minimum of interference with service to the Company's customers, and;

                . The selection of all vacation periods based on the employee's
                  Company seniority, provided the selection is made no later than March 31st.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

12.2 FIRST TWO (2) CALENDAR YEARS OF EMPLOYMENT: Probationary and regular employees shall earn vacation during the first two (2) calendar years of their employment according to the month in which they are hired. Probationary and regular employees may request and be granted vacation anytime during this period.

           Month Hired                                                                               Vacation Hours
           -----------                                                                               --------------
           January.........................................................................................80 hours
           February........................................................................................77 hours
           March...........................................................................................73 hours
           April...........................................................................................70 hours
           May.............................................................................................67 hours
           June............................................................................................63 hours
           July............................................................................................60 hours
           August..........................................................................................57 hours
           September.......................................................................................53 hours
           October.........................................................................................50 hours
           November........................................................................................47 hours
           December........................................................................................43 hours

12.3 ACCRUED VACATION: Effective January 1995, regular employees will be granted vacations, with straight time pay, according to the following schedule:

           After Continuous Service of                                                               Vacation Hours
           ---------------------------                                                               --------------
           2 years thru 5 years............................................................................80 hours
           6 years thru 12 years..........................................................................120 hours
           13 years thru 20 years.........................................................................160 hours
           21 years thru 30 years.........................................................................200 hours
           31 years and above.............................................................................240 hours

12.4 VACATION ADJUSTMENTS: An employee's vacation accrual shall be adjusted for all periods of leave of absence including leaves for illness or injury as defined elsewhere in this agreement by reducing the number of vacation hours accrued in direct proportion to the number of hours of leave within the employee's anniversary year. Such reductions shall be applied to any accrued and unused vacation available in the calendar year the adjustment is made, or when such adjustment exceeds the employee's available vacation, the excess shall be applied against the employee's next vacation accrual or the employee's final paycheck, whichever occurs first. It is understood that no adjustment to vacation accrual will be made for sick leave or during the first sixty (60) calendar days of any disability leave.

12.5 VACATION BONUS: In addition to the vacation accrued in accordance with the above schedule, any employee who completes ten (10) years continuous service and each five (5) years of continuous service thereafter, shall be granted a vacation bonus of forty (40) hours in the year such term of employment is attained. The vacation bonus will accrue, and may be taken subject to the provisions of this Article.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

12.6 UNUSED VACATION: All unused or carried over vacation time accumulated in the year of termination after an employee's first anniversary date, up to and including the employee's last day worked, shall be paid at termination of employment, at the employee's current base rate. This does not apply to the vacation bonus when the employee has not completed the minimum service specified.

           It is understood that employees may not carry vacation time over to the following year without the written consent of the Company.

           A regular employee who has been laid off for lack of work and is recalled within one (1) year, who has in excess of one (1) year Company seniority, shall accrue vacation in accordance with Article
           12.4 (VACATION ADJUSTMENTS).

12.7 DEPARTMENTAL POLICIES: Each department will develop standards and procedures for scheduling vacations which, at a minimum comply with
           Article 12.1 (CONSIDERATIONS).

12.8 HOLIDAY WHILE ON VACATION: If a holiday occurs on a work day during an employee's vacation, it shall not be counted as hours of vacation. The employee shall receive straight time pay for the holiday.

12.9 HOSPITALIZED WHILE ON VACATION: Employees on vacation who become hospitalized for at least one day, shall not be required to use vacation time during the period of incapacitation. Employees who are capable of completing any light duty must choose to remain on vacation or report for light duty.

12.10 CALL-OUT WHILE ON VACATION: An employee shall not be expected to work on his regularly scheduled days off immediately preceding or following pre-scheduled vacation. However, if an employee is called out and accepts such an assignment on the regularly scheduled days off immediately preceding or following pre-scheduled vacation, the employee shall receive the appropriate overtime rate for this work. An employee called out during scheduled vacation will be paid double time for all hours worked and the employee may reschedule the unused portion of his vacation hours in accordance with Article 12.1 (CONSIDERATIONS) above, if the call-out was for work during the employee's normal work hours. Additionally, if the call-out creates rest time, the employee may reschedule vacation equal to the rest time earned from this assignment.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                                ARTICLE NO. 13

                                  Sick Leave

13.1 ELIGIBILITY: A regular employee and a temporary employee with more than 1040 hours shall be entitled to accumulate sick leave with pay at the rate of eight (8) hours of sick leave for each month worked.

13.2 NOTIFICATION AND VALIDATION: The Company may require satisfactory evidence of an employee's illness or disability before sick leave will be granted. If an employee abuses the sick leave provisions of this Agreement by misrepresentation or falsification, the employee shall restore to the Company all sick leave payments received as a result of such abuse. An employee must notify their supervisor or a member of management, or see that their supervisor is notified, as soon as it is apparent that the employee will be unable to report for work. The employee must provide this notification before the beginning of the normal work day. The employee should notify the supervisor as far in advance as possible of the expected date of return. Lack of notification without a reasonable explanation will result in denial of sick pay benefits.

13.3 EXCLUSIONS AND EXCEPTIONS. Employees shall not be entitled to sick leave while on vacations (except as provided in Article 12.9 [HOSPITALIZED WHILE ON VACATION]), while temporarily laid off by the Company, during the period of notice of severance of employment, upon severance of employment, or while receiving disability payments or industrial compensation. Exhibit IV (SICK LEAVE AGREEMENT) of this Agreement establishes other rules and interpretations for the administration of these sick leave provisions.

13.4 SICK LEAVE BONUS: Employees who are eligible for sick leave in accordance with Article 13.1 (ELIGIBILITY), who use no more than an average of two hundred twenty (220) hours of sick leave each five (5) years, shall be granted a bonus of five (5) days vacation in addition to that granted under the provisions of Article 12.3 (ACCRUED VACATION), each five (5) years based on the following considerations:

                . On January 1, 1987, and January 1, of each fifth year
                  thereafter, the sick leave records of those employees with hire dates prior to August 1, 1981, will be audited. Those employees who have used no more than two hundred twenty (220) hours of sick leave during the five (5) year period immediately preceding the audit will be granted five (5) days vacation to be taken within the twelve (12) month period immediately following the audit date and in accordance with the provisions of Article 12 (VACATIONS).

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                . For employees hired after July 31, 1981, their sick leave records will be audited as of the first day following the completion of five (5) years and six (6) months of service and each fifth year following the initial audit. Those employees who have used no more than two hundred twenty (220) hours of sick leave during the five (5) year period immediately preceding the audit will be granted five (5) days vacation to be taken within the next twelve (12) month period immediately following the audit in accordance with Article 12 (VACATIONS).

                . All unused vacation accumulated under the provisions of this sick leave bonus plan shall be paid at termination of employment as provided under Article 12.6 (UNUSED VACATION) except that no pro rata of vacation entitlements will be allowed for time periods of less than five (5) years.

13.5 LIGHT DUTY: Injured employees who are temporarily unable to perform the functions of their own jobs but are capable of performing light duty work shall be released for light duty assignments either within their own department or another area of the Company where work is available. In the interest of effective case management, the light duty work program shall be administered by the human resources department. Employees working in light duty assignments shall be eligible for a percentage of their base pay according to the following schedule:

                . 100% of base for the first fourteen (14) calendar days . 95% of base for the second fourteen (14) calendar days . 90% of base for the third fourteen (14) calendar days . 85% of base thereafter

           Employees who are injured on the job and are unable to perform their regular duties indefinitely due to partial disability, may be subject to the provisions outlined in Article 14.3 (JOB INCURRED INJURY/PARTIALLY DISABLED EMPLOYEES).

13.6 RE-OPENER: The Company and Union may reopen the issue of salary protection relative to sick leave and address common interests at a future date. The request to discuss these issues will be made in accordance with the provisions of Article 17 (TERM OF AGREEMENT).

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                                ARTICLE NO. 14

                            Employee Benefit Plans

14.1 GENERAL: The Nevada Power Company Self-Funded Medical Benefit Plan shall be incorporated, by reference, into the Agreement for purposes of establishing the levels of benefits for each of these plan features:

                . loss of time
                . medical expense
                . vision expense
                . dental expense
                . life insurance and accidental death and dismemberment

           The Company agrees to maintain all of these benefits for eligible employees and will provide medical expense, vision expense, and dental expense coverage for eligible dependents for the life of this Agreement. The Company reserves the right to select any insurance carrier or to self insure for all or any portion of these benefits.

           PRESCRIPTIVE DRUG BENEFIT: The Company will provide to all eligible
           -------------------------
           employees and eligible dependents the prescription card service (PCS) which is a discounted prescription drug service that allows participants to obtain prescription drugs through preferred pharmaceutical outlets. A service fee of ten dollars ($10.00) per trade name prescription or five dollars ($5.00) for generic prescription will be charged by the druggist. No claim forms need to be presented.

           The prescriptive drug benefit will continue to allow all eligible employees and dependents to obtain up to three (3) months of maintenance prescription drugs by mail. A service fee of $3.00 per prescription ($1.00 for generic) is charged, and claim forms need not be presented for these drugs.

           TERM LIFE INSURANCE: The Company will continue to provide a
           -------------------
           supplemental life insurance program that allows employees desiring such coverage to purchase term life insurance for their dependents or additional life insurance for themselves at group rates. Such life insurance premiums will be paid for by the employees through payroll deduction. All administrative expenses, exclusive of carrier expense normally absorbed in the rates, will be paid by the Company.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           DENTAL BENEFIT: The Company will continue to provide a dental care
           --------------
           benefit, expanded to include a dental PPO (effective January 1, 1994) and an orthodontic benefit (effective April 1, 1994), for all eligible employees and dependents. Coverage includes the following:

                . Maximum payable per year is $1,000 per person.

                . Preventative care is covered 100%, with the deductible waived.

                . All other treatments are covered at the rate of 80/20 and are subject to the dental exclusions noted in the Nevada Power Company Self-Funded Medical Benefit Plan. Covered treatments are also subject to a $25 per person deductible.

           VISION BENEFIT: A vision care program will continue to be available
           --------------
           for eligible employees and eligible dependents. Effective February 1, 1994, this plan covers professional services; examinations every twelve (12) months, lenses every twelve (12) months if needed, frames every twelve (12) months if needed, with a deductible amount of twenty-five dollars ($25.00) to be paid by the employee for each covered examination and fitting. The vision care program also provides one pair of prescription safety glasses to employees whose job duties require eye protection in accordance with the Company's established safety standards, once every twelve (12) months, if needed, with a deductible amount of twenty-five dollars ($25.00) to be paid by the employee.

           BENEFIT ELIGIBILITY: Eligible employees are all employees who have
           -------------------
           satisfied the requirements defined in Article 5 (STATUS OF EMPLOYEES) of this agreement. Eligible dependents are those dependents of eligible employees which meet the definitions of dependents as contained in the Nevada Power Company Self-Funded Medical Benefit Plan referenced above.

           EMPLOYEE CONTRIBUTIONS: Employee contributions are defined below.
           ----------------------
           These rates are the maximum rates which employees would be required to pay. They reflect a ninety/ten (90/10) cost sharing arrangement between the Company and its employees. The rates listed below define a maximum increase of ten percent (10%) from the previous year's contribution. If the actual experience of the medical plan reflects an increase of less than ten percent (10%), the monthly contributions will be reduced to reflect an accurate cost sharing arrangement. If the actual experience of the medical plan reflects an increase of greater than ten percent (10%), the Company will absorb that percentage increase. The Company will communicate the actual monthly contribution no later than December 1st for the following year. The rate listed for 1994 will be effective August 1, 1994 and remain until January 1, 1996. The monthly contributions will change on January 1st of each subsequent year.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                                            ------------------------------------------------------------------------
                                                                     MONTHLY CONTRIBUTIONS
                                            ------------------------------------------------------------------------

                                                     8/1/94 thru 1/1/96                  1/1/96 thru 1/1/97
                                                    HMO            NPC Plan            HMO            NPC Plan
                                                (Option C)       (Option A/B)       (Option C)      (Option A/B)
          ----------------------------------------------------------------------------------------------------------
                    Employee Only                   32                24                35              26.50
          ----------------------------------------------------------------------------------------------------------

                  Employee & Spouse                 65                49              71.50              54
          ----------------------------------------------------------------------------------------------------------

                 Employee & Children                59                44                65              48.50
          ----------------------------------------------------------------------------------------------------------

             Employee, Spouse & Children            97                72              106.50             79
          ----------------------------------------------------------------------------------------------------------

            Deductible/Co-Insurance Limit                 250/4000                            300/4500
          ----------------------------------------------------------------------------------------------------------

                                             -----------------------------------------------------------------------

                                                     1/1/97 thru 1/1/98                  1/1/98 thru 1/1/99
                                                    HMO            NPC Plan            HMO            NPC Plan
                                                (Option C)       (Option A/B)       (Option C)      (Option A/B)
          ----------------------------------------------------------------------------------------------------------

                    Employee Only                  38.50              29              42.50              32
          ----------------------------------------------------------------------------------------------------------

                  Employee & Spouse                78.50             59.50            86.50             65.50
          ----------------------------------------------------------------------------------------------------------

                 Employee & Children               71.50             53.50            78.50              59
          ----------------------------------------------------------------------------------------------------------

             Employee, Spouse & Children            117               87              128.50            95.50
          ----------------------------------------------------------------------------------------------------------

            Deductible/Co-Insurance Limit                   350/5000                            400/5500
          ----------------------------------------------------------------------------------------------------------

           PRE-TAX ACCOUNT: The Company will continue to provide a pre-tax
           ---------------
           health care contributions account for employees to reduce their taxable income by the amount of their health care contribution.

           OPTIONS A, B AND C:
           ------------------
           The Company will continue to permit employees to select between the following health care plan options to be effective by August 1, 1994:

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           Option A:
                . 80/20 Co-insurance factor

                . $4000.00 Co-insurance limit

                . $250.00 Individual deductible

                . Family deductible (Employee & Spouse; Employee & Children;
                  Employee, Spouse & Children) equal to two (2) times the individual deductible

                . Hospital deductible - $300.00. The hospital deductible shall be increased to $400.00 effective January 1, 1997.

           Option B:
           PREFERRED PROVIDER PROGRAM: The Company will continue its Hospital
           ---------------------------
           Preferred Provider Organization (HPPO) for voluntary employee participation, which includes a minimum of three hospitals in the Las Vegas, Nevada area. Employees who elect to utilize a PPO hospital will receive reimbursement of hospital expenses at the rate of 90/10 and the hospital deductible will be waived.

           The Company will continue its Physician Preferred Provider Organization (PPPO) for voluntary employee participation, which includes a minimum of 400 physicians in Southern Nevada. An employee who elects to utilize a PPO physician will pay a service fee in accordance with the PPO medical expense benefit schedule incorporated in the Nevada Power Company Self-Funded Medical Benefit Plan referenced above. No claim forms need to be filed and the PPO physician will bill the Company for the remainder of the office visit charge.

           HOSPITAL DEDUCTIBLE: The hospital deductible will be waived for those
           --------------------
           employees who reside more than fifty (50) miles from a PPO hospital and use a local hospital which is not a PPO hospital. However, employees who elect to travel to Las Vegas and use a non-PPO hospital will pay the hospital deductible and receive reimbursement for hospital charges at the 80/20 rate.

           MENTAL HEALTH BENEFIT: The Company will include outpatient mental
           ----------------------
           health counseling in its comprehensive medical plans, subject to utilization review. The lifetime benefit for mental health and substance abuse rehabilitation will be limited to $50,000. The accumulation towards this lifetime limit will begin no later than August 1, 1994.

           Option C:

           HEALTH MAINTENANCE ORGANIZATION: The Company will continue to permit
           --------------------------------
           eligible employees to enroll in a Health Maintenance Organization plan (HMO) for the purpose of providing comprehensive medical and prescription drug coverage.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           GENERAL BENEFIT PROVISIONS:
           ---------------------------
                . Effective August 1, 1994, the lifetime maximum medical benefit will be increased to $1,000,000.

                . Effective August 1, 1994, mandatory utilization review will be instituted for a variety of in-patient and out-patient services. Employees who fail to receive the appropriate pre-authorization for these services will receive a fifty percent (50%) reimbursement, in lieu of the stated reimbursement percentage.

                . Effective August 1, 1994, all benefits are subject to the deductible and/or co-pay plus percentage, thereby eliminating any first dollar coverage.

                . Effective August 1, 1994, the Nevada Power Company Self-Funded
                  Medical Benefit Plan will pay benefits only to the percentage of coverage under its plan. It will not provide reimbursement beyond the stated coverage in this plan, if it is the secondary provider to another group health plan.

                . Effective April 1, 1994, an orthodontic benefit of $1,500 will be provided.

                . Effective January 1, 1994, a dental PPO will be established.

                . Effective August 1, 1994, a hearing aid benefit of $500 every five (5) years will established for the employee only.

           DEPENDENT CARE ACCOUNT: The Company will continue its flexible
           ------------------------
           spending account program that allows pre-tax funding of dependent care and child care expenses.

14.2 JOB INCURRED INJURIES/SALARY PROTECTION: Any employee who suffers a job incurred injury during the term of this Agreement and who is awarded temporary total compensation benefits as defined in the Nevada Industrial Insurance Act shall receive supplemental disability payments in such amounts and under such conditions as described below:

                . The combined amount of disability compensation to which the employee is entitled under any federal, state, and local law, and from the Company shall not exceed the percent of the employee's weekly earnings, from the table listed below, where such earnings are computed at the employee's regular rate for a forty (40) hour, seven (7) day period.

                . Supplemental payments shall be made for the first day
                  recognized by the State Industrial Insurance System (SIIS), and shall terminate with the date of the last day of disability recognized by the SIIS, as evidenced by the remittance portion of the disability check from the SIIS, which must be presented to the Company, for a maximum period of benefits as defined in the following schedule of benefits, for any one accident regardless of the various periods of disability which may be compensated for the one accident.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                                                             MAXIMUM                          PERCENT OF
                            LENGTH                          PERIOD OF                            BASE
                          OF SERVICE                        BENEFITS                           EARNINGS
                          ----------                        --------                           --------
                          6 months                          13 weeks                              55
                          5 years                           26 weeks                              60
                          10 years                          52 weeks                              65
                          15 years                          60 weeks                              70
                          20 years                          65 weeks                              75

                . For a job incurred disability of less than five (5) days which does not qualify for SIIS compensation, employees must use any accrued sick leave, and upon exhaustion of such accrued sick leave shall receive disability benefits as defined above .

                . No supplemental disability payments shall be made for any disabling accident caused by the injured employee's violation of any safety rule.

                . Any employee who performs activities for which compensation is received or which exceed the scope of the prescribed physical limitation pertaining to such disability while receiving disability compensation described in this section, shall forfeit his entitlement to all disability benefits and his employment shall be terminated.

14.3 JOB INCURRED INJURY/PARTIALLY DISABLED EMPLOYEES: When, in the opinion of the Company's doctor after consultation with the employees' doctor, regular employees with at least one (1) year of Company service cannot perform their regular work because of partial disability, but can perform other work, the following plan shall be applicable:

           Each case shall be considered on its merits by a committee consisting of the Business Manager of the Union and the Director of Employee Relations, or their designated representative, and two (2) additional members, one (1) of whom shall be designated by the Union and the other by the Company. The committee shall have the authority to waive the seniority and bidding provisions of this Agreement in order to place the disabled employee, and it shall determine the seniority rights of such employee. This committee may call on anyone who may be able to furnish pertinent information.

           In no event will this Article apply if the employee's disability occurs while self-employed or working for others, for remuneration (except on Union business), or is involved in misconduct or an extreme violation of Company safety rules.

           The panel shall complete an evaluation of the type of work the employee is able to perform or may be able to perform in the future. Evaluation of the employee's capabilities may include but shall not be limited to a physical examination and doctors reports, the employee's physical and mental ability, willingness to work, and trainability.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

           Depending upon the evaluation of the employee and where necessary and practical, the Company shall provide job related education and training. The panel shall also conduct periodic review of these cases to determine if an employee's condition has changed; if the employee's condition has changed, the panel will reevaluate the employee's job assignment.

           The panel will determine the job classification which is appropriate for the work the employee is able to perform, as well as the proper pay rate, taking into account the new classification pay rate or the rate indicated on the following schedule, whichever is greater.

                    Years Of Company Service                       A Pay Rate That Is Not Less Than
                    ------------------------                       --------------------------------
                     1 to 4 years inclusive                           70% base rate when injured
                     5 to 14 years inclusive                          80% base rate when injured
                    15 to 24 years inclusive                          85% base rate when injured
                           25 years and over                          90% base rate when injured

           As long as such employee is paid more than the maximum rate for the job classification in which the employee is placed, the employee shall receive only fifty (50) percent of any base wage increase or lump sum payment in lieu of a base wage increase. Such fifty (50) percent shall be calculated on the employee's personal rate at the time of the increase.

           The placing of a disabled employee in a different job shall not constitute an increase in the Company's normal work force. However, the Company may temporarily increase the number of authorized positions to accommodate an individual when a future vacancy is clearly defined and recognizable.

           If the committee is unable to place an individual in accordance with these provisions they would be eligible for vocational rehabilitation training, and benefits through the State Industrial Insurance System. Upon this determination, the individual's employment with the Company will be terminated, and any accrued benefits will be paid at the time of termination.

           The parties agree that the provisions of this Article may be suspended with sixty (60) days written notice, documenting the reasons for this request and the interests which would need to be addressed for the continuance of this program.

14.4 SHORT TERM DISABILITY BENEFIT: A regular employee, or a temporary employee who has worked more than one thousand forty (1040) straight time hours who shall suffer any disabling illness or injury while not in work status, shall be entitled to disability payments in such amounts and under such conditions as described herein:

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                . An eligible employee shall be entitled to receive payments not to exceed the percent of the employee's weekly straight time earnings, such earnings to be computed on the employee's regular rate for a forty (40) hour, seven (7) day period, for a maximum period of benefits at the percent of earnings as defined in the following schedule of benefits.

                                                             MAXIMUM                          PERCENT OF
                            LENGTH                          PERIOD OF                            BASE
                          OF SERVICE                        BENEFITS                           EARNINGS
                          ----------                        --------                           --------
                           6 months*                        13 weeks                              55
                            5 years                         26 weeks                              60
                           10 years                         52 weeks                              65
                           15 years                         60 weeks                              70
                           20 years                         65 weeks                              75

                * Employees in this category may be granted up to thirteen (13) additional weeks of leave without pay for continued disability.

                . No disability payments for an illness shall be made until at least a three (3) day waiting period has been observed, however, an employee must use accrued sick leave to satisfy the waiting period or to extend the waiting period to the maximum of the amount of accrued sick leave.

                . Any female employee who becomes pregnant and is unable to work shall be entitled to disability benefits under this Article, as described above, subject to the following conditions. She must present a document from her attending physician saying that she is under the doctor's care because of the pregnancy and is unable to work. The period of the disability shall begin at least three (3) days after the attending physician declares the employee disabled and shall end when the employee is no longer disabled as determined by the attending physician. Pregnant employees must use all accumulated sick leave before disability payments will start. A female employee will not be eligible for pregnancy related disability benefits except for her own disability. An employee who is on maternity leave and recovering from disability may request to have her leave extended for up to three (3) months after termination of pregnancy for child care or other reasons.

                . Any employee who performs activities for which compensation is received or which exceed the scope of the prescribed physical limitation pertaining to such disability while receiving disability compensation described in this section, shall forfeit their entitlement to all disability benefits and their employment shall be terminated.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                . Any employee who returns to work in a light-duty status from short-term disability will not create a new benefit eligibility until they have had a full-duty release and worked for thirty (30) calendar days from the time of that release. If an employee returns to short-term disability without satisfying this requirement, their short-term disability benefit will reflect their prior usage and continue until expiration of such benefits.

                . Any employee who is unable to perform the duties of their position as a result of a non-job-incurred injury, would be considered for any vacancy for which they are qualified. If awarded a position in accordance with Article 7 (SENIORITY AND PROMOTIONS), the employee would receive the appropriate rate of pay for that position.

                . Any employee that exhausts their short-term disability benefit and is unable to return to work at that time, may request one unpaid leave of absence for up to ninety (90) days to allow time for further recuperation or possible vacancies for which they are qualified. Such employees will be allowed to continue their medical coverage at the appropriate COBRA rate for this period of time. If this individual is unable to return to work at the expiration of this unpaid leave, their employment with the Company will be terminated and all accrued benefits will be paid at the time of termination.

14.5 RETIREMENT BENEFIT: The Nevada Power Company Retirement Plan, a defined benefit pension plan bearing No. 003, including the amendments dated March 5, 1980, shall be incorporated by reference into this Agreement. The Company has, since January 1, 1976, been paying the entire cost of this retirement plan. All participants in the pension plan which was in effect before January 1, 1976, have and are guaranteed all accrued benefits under that pension plan as computed on December 31, 1975.

           Effective February 1, 1990, the pension plan was amended to delete the provision that the selection of a surviving spouse benefit will revert to a single life annuity if the spouse predeceases the retired employee.

           Effective February 1, 1994, the pension plan will be improved to provide for early retirement benefit reductions of 5% per year from age sixty-two (62).

           Effective January 1, 1989, the pension plan was changed from a social security offset plan to a step rate plan. Effective February 1, 1998, the formula for calculating benefits will be 1.35% of final five-year average earnings up to Social Security Covered Compensation, plus 1.8% of final five-year average earnings exceeding covered compensation, times service up to 35 years, plus 1.35% of final five-year average earnings, times service over 35 years. For this purpose, final five-year average earnings is the average of the highest sixty (60) consecutive months of earnings.

           Effective February 1, 2001, the formula for calculating benefits will be 1.365% of final five-year average earnings up to Social Security Covered Compensation, plus 1.8% of final five-year average earnings exceeding covered compensation, times service up to 35 years, plus 1.65% of final five-year average earnings, times service over 35 years. For this purpose, final

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

           five-year average earnings is the average of the highest sixty (60) consecutive months of earnings.

           Effective February 1, 1987, entry into the pension plan shall be on the first day of the month coincident with, or following completion of one year of service and attainment of age twenty-one. Participants in the plan prior to February 1, 1987, shall enter the plan on the first day of the month coincident with, or following completion of one (1) year of eligibility service and attainment of age twenty-one, unless those participants had declined enrollment under the eligibility rules in effect when they had first become eligible.

           Effective February 1, 1987, vesting service shall be measured from the employee's date of hire or age eighteen, whichever is later. The Company shall make such modifications in the plan as may be required by 1) the Internal Revenue Service in order to qualify said benefits under the applicable provisions of the Internal Revenue Code and/or related rules and regulations; or 2) any other governmental agency having jurisdiction. Other modifications may be made as needed but in no event shall any benefits be reduced during the term of this Agreement.

           401K CONTRIBUTION/COMPANY MATCH: Effective on March 1, 1998, the Company will provide a matching contribution of 55 cents of the employee's contribution, to a maximum of 7% of gross income, to the Nevada Power Company 401k plan. Company contributions will be invested in Nevada Power Company stock.

           Effective on February 1, 1999, the Company will provide a matching contribution of 60 cents of the employee's contribution, to a maximum of 7% of gross income, to the Nevada Power Company 401k plan. Company contributions will be invested in Nevada Power Company stock.

           Effective on February 1, 2000, the Company will provide a matching contribution of 60 cents of the employee's contribution, to a maximum of 8% of gross income, to the Nevada Power Company 401k plan. Company contributions will be invested in Nevada Power Company stock.

           Effective on February 1, 2001, the Company will provide a matching contribution of 65 cents of the employee's contribution, to a maximum of 8% of gross income, to the Nevada Power Company 401k plan. Company contributions will be invested in Nevada Power Company stock.

14.6 ACCIDENTAL LIFE INSURANCE: All employees covered by this Agreement will be covered by an accidental death and dismemberment policy in the amount of $50,000. This policy shall apply only when an employee is a passenger in an aircraft either fixed wing or helicopter, and while traveling on Company business. Benefits from this policy shall be in addition to any other insurance plan.

14.7 LONG-TERM DISABILITY INSURANCE: The Company will provide a long term disability (LTD) plan by February 1, 1991, to extend disability benefits at a reduced rate upon termination of benefits described in
           Article 14.2 (JOB INCURRED INJURIES/SALARY PROTECTION) or 14.4 (SHORT TERM

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

           DISABILITY BENEFIT) above. Premiums for such coverage will be paid for by the employee, through payroll deduction. All administrative expenses, exclusive of carrier expense normally absorbed in the rates, will be borne by the Company.

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                                 Page 48 of 78

                                 ARTICLE NO. 15

                                Leaves of Absence

15.1 SHORT TERM LEAVES: Provided the needs of the Company will permit, time off without pay for any period of thirty (30) calendar days or less may be granted employees upon a written application to their department head showing good and sufficient reason for such request. This shall not be construed as a leave of absence without pay, as the term is used in this Agreement. A leave of absence without pay is defined as a period of authorized absence from service in excess of thirty (30) days.

15.2 JUSTIFICATION: Leaves of absence shall be granted to regular employees for urgent substantial personal reasons, provided adequate arrangements can be made to take care of the employee's duties without undue interference with the normal routine of work. Leave will not be granted if the purpose for which it is requested may lead to the employee's resignation.

15.3 DURATION: A leave shall commence on and include the first work day on which an employee is absent and terminate with and include the work day preceding the day the employee's leave expires. The conditions under which an employee shall be restored to employment on the termination of his leave of absence shall be clearly stated by the Company on the form on which application for leave is made.

15.4 SENIORITY: Except as otherwise provided herein, an employee's seniority shall not accrue while on leave without pay. However, an employee's status as a regular employee shall not be impaired by a leave of absence. Any period of authorized absence without pay for thirty (30) days or less shall not affect an employee's seniority status. Upon return from leave, an employee shall return to regular status.

15.5 UNION OFFICE: The Company shall, at the request of the Union, grant a leave of absence without pay for four (4) years or less to an employee who is appointed or elected to any office or position in the Union whose services are required by the Union. The seniority of an employee who is granted a leave of absence under the provisions of this Section shall accrue during the period of such leave. Upon mutual agreement with the Union, the Company may extend the leave of the incumbent for additional terms up to four (4) years per request. The Company will provide medical coverage for this individual at the single coverage rate. This individual must make the established monthly employee contribution for health coverage.

15.6 PUBLIC OFFICE: Employees elected or appointed to public office shall be granted a leave of absence for the duration of such appointment or election. Such absence shall not affect accrual rates for seniority purposes; however, sick leave and vacation shall not accrue during this period and group medical benefits shall be paid by the employee at the Company's current premium rate.

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

15.7 MILITARY LEAVE: A leave of absence shall be granted to employees who enter the armed forces of the United States, however, any such leave of absence and the reinstatement of any such employee shall be subject to the terms of the Selective Training and Service Act of 1940, as amended. Employees who are members of the armed services who are drafted and are called to active duty shall accrue Company seniority while they are absent on military duty.

           A regular employee, or a temporary employee who has worked more than one thousand forty (1040) straight time hours, who is a member of the armed forces reserve units, or the National Guard, and who is required to attend annual training sessions, will be granted a leave of absence for the duration of such assignment. In addition, the Company will pay such employee the amount, if any, by which the remuneration received from the government is less than the base straight time earnings the employee would have received for the same period, not to exceed eighty (80) hours in a calendar year. Such items as subsistence, travel, uniform and other allowances will not be included in computing the remuneration received from the government. The Company will require satisfactory evidence of attendance and remuneration received.

15.8 FAILURE TO RETURN FROM LEAVE: If employees fail to return immediately on the expiration of their leave of absence, or if they accept other employment while on leave, they shall forfeit the leave of absence and terminate their employment with the Company.

15.9 FUNERAL LEAVE: A regular employee, or a temporary employee who has worked more than one thousand forty (1040) straight time hours, who is absent from duty due to a death in the employee's immediate family will be excused without loss of regular pay for the time required not to exceed thirty-two (32) hours for making funeral arrangements and attending the funeral, provided the employee attends the funeral and furnishes a death certificate to the payroll department within thirty
           (30) days. Immediate family shall mean the employee's grandparents, mother, father, step-mother, step-father, brother, sister, spouse's grandparents, spouse's parents, spouse's children, spouse, son, daughter, or grandchildren.

15.10 JURY DUTY: When regular employees, or temporary employees who have worked more than one thousand forty (1040) straight time hours, are absent from work in order to serve as a juror or to report to the court in person in response to a jury duty summons or to report for jury examination, they shall be granted pay for those hours spent in such service during their regular work day or regular work week less the fee or other compensation paid them with respect to such jury duty. Employees shall furnish the Company with a statement from an officer of the court setting forth the time and days on which they reported for jury duty and their compensation due or received for jury duty.

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

15.11 SUBPOENA: If employees are absent from work, in order to serve as a witness in a case in a court of law to which they are not a party, either directly or as a member of a class action suit, and where such absence is in response to a legally valid subpoena or its equivalent, the employee shall be granted leave with pay for those hours for which the employee is absent from work during the employee's regularly scheduled working hours, provided the employee submits evidence of such service as a witness, detailing the time required to testify.

15.12 FAMILY LEAVE: Employees who are eligible for benefits but have less than one year of service with the Company are entitled to forty-five
           (45) calendar days of unpaid family leave to use for the birth or adoption of a child. Vacation pay may be used for a portion of this leave of absence but will not extend the leave to more than forty-five (45) days.

15.13 FAMILY AND MEDICAL LEAVE: Employees who are eligible for benefits and have one year or more of Company service may be entitled to twelve
           (12) weeks of unpaid leave in accordance with the Federal Family and Medical Leave Act of 1993.

                                 ARTICLE NO. 16

                                  Working Rules

16.1 SAFETY GEAR: Rubber gloves, hose, hoods and blankets may be used to make as safe as possible any work performed on any equipment having conductors energized in excess of 750 volts, in addition, hot line tools may be used where applicable. The safety precautions taken by the crew are the direct responsibility of the foreman in charge. The Occupational Safety and Health Standards as contained in sub-part "v" of the Occupational Safety and Health Act (OSHA) shall be considered minimum standards for work performed on power transmission and
                   ------------------------------------------------------
           distribution equipment.
           ----------------------

16.2 APPRENTICE PROGRAM: The Nevada Power Company Apprenticeship Training Program, Revision I, dated December 20, 1982, shall be incorporated by reference into this Agreement and any modifications or amendments must be handled in accordance with Article 17 (TERM OF AGREEMENT).

           Joint apprenticeship programs shall be established by the Company and the Union. The programs which are to be included in the training programs require the recommendation of the applicable Joint Apprenticeship Committee(s) and approval and acceptance by the President of the Company, and the Business Manager of the Union.

           JOINT APPRENTICESHIP COMMITTEE: Each Joint Apprenticeship Committee
           ------------------------------
           shall be composed of an equal number of members appointed by the Company and the Union, and an apprentice training supervisor appointed by the Company who will serve as Chairman of the Committees to develop, coordinate and administer the programs. The Joint Apprenticeship Committees

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

           shall have the responsibility for investigating problems of apprenticeship training such as standards of progress, methods of testing and scoring progress of apprentices and procedures for demotion or termination when apprentices fail to meet established standards or requirements.

           The Committee members appointed by the Union shall receive their regular straight time rate of pay for actual time spent in Joint Apprenticeship Committee meetings called by the Chairman, but limited to eight (8) straight time hours in one (1) day.

           APPRENTICE/JOURNEYMAN RATIO: The ratio of apprentices to journeymen
           ---------------------------
           shall not exceed one to two (1:2) or a major fraction thereof. The work performed by apprentices shall be assigned and reviewed by the appropriate working foreman or designated journeyman, subject to the approval of the appropriate supervisor.

           FIRST YEAR APPRENTICE: An apprentice who has been in the
           ----------------------
           apprenticeship for a period of less than twelve (12) months shall not be assigned any work which, in the opinion of the immediate supervisor, is hazardous.

           EIGHTEEN (18) MONTH APPRENTICE: Any apprentice who has been in the
           ------------------------------
           apprenticeship for a period of less than eighteen (18) months, shall not work on conductors energized in excess of seven hundred fifty volts (750). After that period, the apprentice may work under the direct supervision of a journeyman on all voltages which, in the opinion of the immediate supervisor, would not create an undue hazard at that stage of the training.

           APPRENTICE LINEMAN: An apprentice lineman who has completed at least
           ------------------
           twelve (12) months as an apprentice with the Company may be used to install and maintain private area lighting on existing poles and will be assisted by a groundman for this work, contrary to language elsewhere in this Agreement. Private area lighting, which requires the excavation for an installation of a pole, shall be accomplished by a special line crew. The assignment of any apprentice to the private area lighting program shall be on a non-permanent basis and rotated in accordance with the apprentice program.

16.3 TOOLS, EQUIPMENT AND WORK CLOTHES: An employee shall furnish initially all tools and equipment which are acceptable to the Company and necessary for the work to be performed. The Company will furnish a suitable standard pair of gloves and coveralls bearing Company identification to a regular employee, when required in the performance of the employee's work and Company will replace such gloves and coveralls worn out in the Company service. When a safety strap or hook strap is worn out in the Company service or is condemned by the Company, it shall be replaced at no cost to the employee.

16.4 UPGRADE: When an employee relieves an employee of a higher classification for two (2) or more hours, the employee shall receive the rate of pay for the higher classification for the time worked in the higher classification. However, an employee will not be upgraded when employees of that

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           classification who normally report for work at the same location are able and available to do the work for which the upgrade is intended.

           If a shift employee, for reasons other than a scheduled vacation, is unable to report to work, an employee (who is on the designated days off) from the same classification, including relief employees in that classification, who normally reports for work at the same location will be called by telephone to cover the vacant shift. If an employee, who is on the designated days off, holding the same classification who normally reports for work at the same location is not available, the employee of the same classification who normally reports for work at the same location on the previous shift will work half of the vacant shift and the employee of the same classification who normally reports for work at the same location on the shift following the vacant shift will work the remaining half of the vacant shift. If for any reason these arrangements cannot be made, the Company may upgrade to cover the vacant shift.

           The Company may upgrade a shift employee for scheduled vacations, provided that all overtime involved from such upgrade be worked by an employee holding the classification who normally reports for work at the same location from which the vacation was granted. If the relief operator is available, that operator may be used to relieve as described under "Exhibit I (CLASSIFICATION DESCRIPTIONS)".

16.5 SUPERVISORY RESPONSIBILITIES IN EMERGENCY CONDITIONS: It is the intention of the Company that supervisors shall generally confine their activities to the supervision of the work or operations being performed. In certain instances, should emergency conditions arise, it may be necessary for them to perform those tasks normally assigned to bargaining unit employees. Under ordinary circumstances, such instances will very rarely occur, but since the safety of personnel or Company property may be in jeopardy, it must remain management's prerogative to determine when conditions require the actions described above.

           In the same manner it is the intention of management that the "chain of command" be adhered to, by both supervisors and bargaining unit employees. However, in the case of emergencies, there will be occasions when it may be necessary for a senior supervisor to bypass normal chain of command in order to prevent difficulties. Common sense and good judgment must be exercised in applying these paragraphs.

16.6 NEW CLASSIFICATIONS/WAGES: Any new rate covering work normally performed by employees within the bargaining unit shall first be discussed with the Union and the rate established for such work shall be that mutually agreeable to both parties.

16.7 REMOVING LETTERS OF DISCIPLINE: Any employee who receives a written letter of reprimand which is a part of the personnel file maintained in the Company's Human Resources office may, after three (3) years from the date of such letter, request in writing to have the letter removed. Upon such written request, the Company shall remove the letter and return it to the employee. If the behavior that warranted the letter has changed or been corrected, the employee's current supervisor can remove the letter from the employee's

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           personnel file by documenting this change in behavior and providing written authorization to Human Resources.
                                    ---------------

16.8 REQUIRED LICENSES, PERMITS, CDLs: Employees required to operate any motorized vehicle or equipment on public roadways in the normal course of employment shall be required to possess and maintain all licenses and permits required by state and/or federal laws. The Company will provide suitable training to all employees required to operate equipment or vehicles where a commercial drivers license
           (CDL) is required and shall issue a certificate upon satisfactory completion of the driver training and testing program. Employees who by their regular work assignments, may be required, as a condition of employment and Nevada Revised Statue, to maintain an active commercial drivers license (CDL), shall be provided reasonable time with pay during their regular working hours, to obtain or renew such licenses provided such activities are not a result of the employees violation of any state or federal law or public policy.

16.9 VESSEL CONDITIONS: No unprotected employee will be required to enter a vessel or compartment where the temperature inside exceeds one hundred fifty degrees (150o) Fahrenheit.

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

                                 ARTICLE NO. 17

                                Term of Agreement

17.1 DURATION: This Agreement shall take effect on February 1, 1998, and shall continue in effect for the term February 1, 1998 to February 1, 2002, and shall continue in full force and effect from year to year thereafter unless written notice of termination shall be given by either party to the other at least sixty (60) days prior to the end of the then current term.

17.2 AMENDMENTS: If either party desires to amend this agreement, it shall give notice thereof to the other party at least sixty (60) days but not more than seventy (70) days, prior to the end of the then current term, and the party desiring to amend or revise this Agreement shall submit to the party so notified a detailed outline of the Articles and Sections to be amended or revised at the time the notice is given, except and unless otherwise mutually agreed to by the parties during this period of notice defined herein. Negotiations on the amendments or revisions shall take place, so far as possible, in the sixty (60) day period prior to the end of the then current term. Failure of the parties to agree on such proposed amendment or revision shall not cause termination of this Agreement unless either party has given notice of termination as provided in Section 1 above.

17.3 PROVISIONS IN CONFLICT WITH THE LAW: In the event that any provision of this Agreement shall at any time be made invalid by applicable legislation, or be declared invalid by any court of competent jurisdiction, such action shall not invalidate the entire Agreement, it being the express intention of the parties that all other provisions not made invalid shall remain in full force and effect.

17.4 CHANGE IN COMPANY STATUS: This Agreement shall be binding upon the successors and assigns of the Company, and no provisions, terms or obligations herein contained shall be affected, modified, altered or changed in any respect whatsoever by the consolidation, merger, sale, transfer, reorganization or assignment of the Company, or by any change in the legal status, ownership or management thereof.

17.5 EFFECTIVE DATE OF AGREEMENT: It is mutually agreed by and between the parties signatory hereto that the Agreement dated February 1, 1990, is superseded by this Agreement dated as of February 1, 1994. Except as otherwise expressly provided herein, the provisions of this Agreement shall be effective February 1, 1994.

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

In witness whereof, the parties hereto have executed this Agreement on January 30, 1998.

Local Union #396 of the International
Brotherhood of Electrical Workers (AFL-CIO)



_____________________________________________________________
Jim C. Anzinger
Business Manager and
Financial Secretary, IBEW Local 396



_____________________________________________________________
Gloria Banks Weddle
Vice President,
Human Resources and Corporate Services


                            NEGOTIATING COMMITTEES
                            ----------------------

             IBEW, Local No. 396             Nevada Power
             -------------------             ------------
             Jim Anzinger                    Gloria Banks Weddle

             Steve Hitchcock                 Dan Potter

                                             Vanessa Farias

                                             Trudy Haszlauer

                                             Flory Marzan

                                             Jose Villa

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                                 Page 56 of 78

                                   EXHIBIT I

                          CLASSIFICATION DESCRIPTIONS

                                (Alphabetical)

APPRENTICE EQUIPMENT MECHANIC
Assists the equipment mechanic while undergoing training for the journeyman level. Does such work as tuning motors, adjusting valves and ignitions, cleaning fuel systems and radiators, adjusting clutches, brakes and carburetors, tests compression of oil and fuel pressure.

APPRENTICE ELECTRICAL TECHNICIAN
Assists the steam plant electrician while in training for journeyman. Assists the journeyman in the installation, maintenance, repair and testing of electrical equipment in a generating station, and may be required to perform other duties as assigned.

APPRENTICE INSTRUMENT TECHNICIAN
Will assist the journeyman instrument technician while training for journeyman. Renews and calibrates gauges and control devices on control boards; repairs and calibrates transmitters, receivers, and control drives; and does other repair work as directed by journeyman instrument technicians while learning trouble shooting techniques for electronic, solid state and pneumatic instrument servicing. Will perform additional duties as required by the instrument and control supervisor.

APPRENTICE MECHANICAL TECHNICIAN / MACHINIST
Assists the machinist while in training for journeyman; assists the journeyman in precision work on any type of machine as well as work on the floor in tearing down, repairing and placing into operation any plant equipment and may be required to perform other duties as assigned.

APPRENTICE MECHANICAL TECHNICIAN / MECHANIC
Assists the mechanic while in training for journeyman; assists the journeyman in doing general mechanic work associated with installing or repairing any plant equipment, and will be required to work with other journeymen to learn basic rigging, machining and welding, and may be required to perform other duties as assigned.

APPRENTICE MECHANICAL TECHNICIAN / WELDER
Assists the welder while in training for journeyman; assists the journeyman in performing all types of gas or electrical welding, and may be required to perform other duties as assigned.

ASSISTANT CONTROL OPERATOR
Assists the control operator during operational emergencies, startups, shutdowns and fuel changes. The primary function will be the manual and control work involved in the light-off and shutdown of boilers, start-up and shutdown of turbines and operational procedures required in changing of fuels. May also be required to operate any or all plant mechanical or electrical equipment as directed. Must be familiar with the trip functions and testing of all equipment and keep records and logs as required. When necessary, will work as part of the maintenance crew during plant shutdowns, or any emergency when necessary, may be required to work in any position in the plant.

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Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

AUXILIARY OPERATOR
Assists control operator in all phases of operations. Inspects and operates plant auxiliary equipment and water treatment equipment at water treatment plant. Monitors and reads guages, meters, and water treatment control panels to make adjustments that ensure equipment is operating properly. Does switching in and out of breakers. Performs good housekeeping as a matter of clean and safe operations. When necessary will work as part of the maintenance crew during shut downs. Leaves shift upon proper relief and performs other duties as required. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

COAL YARD EQUIPMENT OPERATOR
Operates and maintains all equipment assigned to the coal yard including railroad locomotives and cars, shakers, conveyors, separators, feeders and crushers and such other supplemental equipment as may be assigned to the coal yard. Will be required to work intermittently in any other classification when assigned. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

CONTROL OPERATOR
Operates the controls of gas, oil or coal fired boilers and auxiliaries such as boiler feed water and other pumps, compressors, condensers, fan motors and all other equipment necessary for the operations of the plant. Clears boilers, generating units and auxiliaries during outages, cooperates with the system dispatcher's relative to load voltage changes, frequency and switch requirements, adjusting controls of generating equipment according to operating conditions and synchronizes the equipment with the system; maintains daily operating log, a record of all dispatcher and trouble calls, and visitors record; maintains in a clean and orderly manner control room, all equipment and panels; informs his relief fully on existing and preceding operating conditions of the plant and system; acts as part of overhaul crew during plant shutdown, or any emergency when necessary, may be required to work in any position in the plant. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

ELECTRICAL/INSTRUMENT TECHNICIAN

GENERATION TECHNICIAN
Employees will perform any and all tasks for which they are properly trained and can competently perform at the intermediate level in generation classifications. The ratio should not exceed 1 Generation Technician for 4 Maintenance Journeymen (1:4).

LABORATORY TECHNICIAN
The laboratory technician is directly responsible for all phases of chemical analysis and the treatment of all waters in the plant vital to the production of steam. Must perform daily analysis on the plant's boiler water, feed water and cooling water systems and

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

implement proper treatment to control corrosion or scale formation in all water pipe systems and to insure steam purity. The laboratory technician must have a thorough knowledge of Zeolite softeners, mixed bed demineralizers, chlorine room, and clarifier operation. Takes monthly inventory of all chemicals and chemical supplies throughout the plant and laboratory and makes analysis standards and plots graphs for control limits on all chemically treated water as directed. Unloads caustic, acid and chlorine and maintains a supply of chemicals inside the plant as necessary. The laboratory technician at gas fired plants will calibrate all conductivity meters and replace corrosion coupons and will perform additional duties as required. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

The laboratory technician at a coal fired plant will sample and perform analysis of coal at that plant. Sampling and analysis include collection of the sample, riffling, pulverizing, and actual burning of the sample in the bomb calorimeter. Analysis of the sample includes determination of the external moisture, internal moisture, percent of ash, BTU's per pound, percent of sulfur and ash fusion. Performs normal housekeeping duties to insure a clean laboratory and recommends chemical supplies and materials to insure an adequately supplied laboratory.

LEAD
In the absence of appropriate supervision and when directed, leads, assists, and works with other departmental personnel to ensure the efficient operation of related activities. May be required to develop schedules, direct work assignments, prepare job related reports, complete other administrative duties, function in a journeyman capacity, and perform other work as needed. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

LINES GROUNDMAN
Assists a lineman in a crew in the laboring work involved in the setting up of overhead transmission lines and overhead and underground distribution lines; digs holes; clears rights-of-way; handles tools and materials; steadies poles as they are raised by winch and tamps dirt around the pole to hold it in place: passes work tools, equipment and material from ground to lineman on the poles; may be required to drive a truck; may be permitted to climb. A groundman shall be permitted to climb only in established training sites which are not energized and may be required to perform other duties as assigned.

MAINTENANCE TECHNICIAN
Performs a variety of skilled work including operating equipment, insulating, painting, lubricating and carpentry. Will be required to perform any of the above tasks if necessary. May be required to assist or perform work in any lower classification. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

MAINTENANCE UTILITY TECHNICIAN
Does unskilled work as necessary; keeps journeyman or apprentice supplied with tools, materials, and supplies while assisting with a specific job; cleans working area and equipment. Operates other special equipment including jackhammer as required and drives truck or pickup in performance of duties. A maintenance utility technician shall not displace an apprentice or a journeyman or generation technician. Employees will

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

perform any and all tasks for which they are properly trained and can competently and safely perform.

MATERIAL SPECIALIST
Performs manual and clerical duties in connection with receiving, storing and issuing supplies, tools, and equipment; unloads and unpacks incoming materials; places, shelves and racks stock of machine, hand and construction tools; measures, counts, cuts, crates, marks and stencils materials, supplies, tools and equipment; keeps the premises clean; drives a car or pickup in local purchases of materials and equipment. Operates special pole yard crane to receive, load and unload poles, large transformers and cable reels, switches and other heavy equipment, and determines location and reordering of same. Supervises the orderly accumulation and removal of scrap materials in the pole yard.

MATERIAL UTILITY TECHNICIAN
Performs unskilled and semi-skilled labor as necessary. Keeps warehouse and outside areas clean. May operate forklift for loading and unloading of materials for deliveries. Drives warehouse vehicles for material deliveries and local purchases of material and equipment. Two hours minimum upgrade if material is to be purchased during town run. Must be able to obtain a CDL within 90 days of hire date. May assist Material Specialist in putting away material and loading material for crews. The ratio should not exceed 1 Material Utility Technician for 7 Material Specialists (1:7). A material Utility Technician shall not displace a Material Specialist.

MECHANIC SPECIALIST
Maintains all types of construction and transportation equipment and accessories. Diagnoses mechanical, hydraulic and electrical problems, makes and recommends repairs. Designs equipment modifications. Constructs and installs parts and similar apparatus, including booms and winches, to accommodate the required changes. Performs pressure and structural welding, operates metal lathes, and other precision machinery, and does other related mechanical work as required.

MECHANICAL TECHNICIAN / MACHINIST
Must be able to do precision work on any type machine as well as actual work on the floor in tearing down, repairing and putting into operation any plant equipment. Will be required to work intermittently in any of the maintenance classifications if necessary. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

MECHANICAL TECHNICIAN / MECHANIC
Capable of doing general mechanical work attached to installing or repairing any plant equipment, be familiar with work on high pressure boilers and their auxiliaries. Will be required to work intermittently in any of the maintenance classifications if necessary. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

MECHANICAL TECHNICIAN / WELDER
Performs all types of high pressure, gas and electrical welding and layout and must have satisfactorily completed welding tests as designed by, and in accordance with, state boiler safety requirements for high pressure vessels operated by the Company. Will be required to work intermittently in any of the maintenance classifications if

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

necessary. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

RELIEF ASSISTANT CONTROL OPERATOR
Performs the duties of an assistant control operator as described in this
Exhibit I. The relief assistant control operator shall be assigned to any shift other than the usual schedule for purposes of providing relief to, or coverage for an absent assistant control operator. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

RELIEF AUXILIARY OPERATOR
Performs the duties of an auxiliary operator as described in this Exhibit I. The relief auxiliary operator shall be assigned to any shift other than the usual schedule for purposes of providing relief to, or coverage for an absent auxiliary operator. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

RELIEF CONTROL OPERATOR
Performs the duties of control operator as described in this Exhibit I. The relief control operator shall be assigned to any shift other than the usual schedule for purposes of providing relief to, or coverage for an absent control operator. Employees will perform any and all tasks for which they are properly trained and can competently and safely perform.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                                  EXHIBIT II

                            SCHEDULE OF WAGE RATES

                                                                                              Newly         Newly
                                                   Existing      Existing     Effective       Hired         Hired
                                                    EMPL.         EMPL.        7/15/99        Empl.         Empl.
                                                  Effective     Effective                    Effective    Effective
CLASSIFICATIONS:                                  1/31/2000     1/29/2001                    1/31/2000    1/31/2000
MATERIALS
Lead Material Specialist                            24.56         25.30         20.13         20.13         20.75

Material Specialist
           1/st/ six months                         20.67         21.29         16.45         16.95         17.46
           2/nd/ six months                         21.46         22.10         17.08         17.60         18.12
           Thereafter                               22.33         23.00         17.78         18.31         18.86
           (Red Circle)                             23.02         23.71         18.33         18.88         19.44

Warehouse Utility Technician
           1/st/ six months                         15.33         15.79         12.20         12.57         12.95
           2/nd/ six months                         15.92         16.40         12.68         13.05         13.45
           Thereafter                               16.51         17.00         13.14         13.54         13.94


GENERATION
Lead Coal Yard Operator                             28.07         28.91         22.35         23.02         23.71

Lead Laboratory Technician                          27.56         28.39         21.94         22.60         23.28

Maintenance Technician
           1/st/ six months                         18.27         18.82         14.55         14.98         15.43
           2/nd/ six months                         18.87         19.43         15.02         15.47         15.93
           3/rd/ six months                         19.45         20.04         15.49         15.95         16.43
           4/th/ six months                         20.05         20.65         15.96         16.44         16.93
           5/th/ six months                         20.63         21.25         16.42         16.92         17.43
           6/th/ six months                         21.23         21.87         16.90         17.41         17.93
           Thereafter*                              21.81         22.47         17.37         17.88         18.43
           (Red Circle)                             24.67         25.41         19.64         20.23         20.84
           (Red Circle)                             25.12         25.88         20.00         20.60         21.22
           (Red Circle)                             27.05         27.87         21.54         22.18         22.85

Lead                                                30.36         31.27         24.17         24.90         25.64

Mechanical Technician/Machinist                     27.62         28.45         21.98         22.65         23.33
           (Red Circle)                             30.12         31.02         23.98         24.70         25.44

Mechanical Technician/Mechanic                      27.62         28.45         21.98         22.65         23.33
           (Red Circle)                             30.12         31.02         23.98         24.70         25.44

Mechanical Technician/Welder                        27.62         28.45         21.98         22.65         23.33
           (Red Circle                              30.12         31.02         23.98         24.70         25.44

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                                                                                              Newly         Newly
                                                   Existing      Existing     Effective       Hired         Hired
                                                    Empl.         empl.        7/15/99        Empl.         Empl.
                                                  Effective     Effective                   Effective     Effective
CLASSIFICATIONS:                                  1/31/2000     1/29/2001                   1/31/2000     1/29/2001
Electrical/Instrument Technician                    27.62         28.45         21.98         22.65         23.33
           (Red Circle)                             30.12         31.02         23.98         24.70         25.44
           (Red Circle)                             30.73         31.65         24.46         25.20         25.95

Coal Yard Equipment Operator                        25.53         26.30         20.33         20.93         21.57

Relief Control Operator                             28.62         29.48         22.79         23.47         24.17

Control Operator
           1/st/ six months                         27.16         27.98         21.62         22.27         22.94
           Thereafter                               27.95         28.79         22.25         22.92         23.61

Relief Assistant Control Operator                   25.75         26.52         20.50         21.12         21.75

Assistant Control Operator
           1/st/ six months                         24.37         25.10         19.40         19.98         20.58
           Thereafter                               25.09         25.84         19.98         20.57         21.19

Relief Auxiliary Operator                           24.57         25.31         19.57         20.15         20.75

Auxiliary Operator
           1/st/ six months                         23.29         23.99         18.54         19.10         19.67
           Thereafter                               23.93         24.65         19.05         19.62         20.21

Apprentice Mechanical (Machinist, Mechanic, Welder)
Apprentice Electrical/Instrument Technician
           1/st/ six months                         20.51         21.13         16.33         16.82         17.33
           2/nd/ six months                         21.34         21.98         16.99         17.50         18.02
           3/rd/ six months                         22.07         22.73         17.56         18.10         18.64
           4/th/ six months                         22.83         23.51         18.19         18.72         19.28
           5/th/ six months                         23.60         24.31         18.79         19.35         19.93
           6/th/ six months                         24.35         25.08         19.38         19.97         20.57
           7/th/ six months                         25.12         25.88         20.00         20.60         21.22
           8/th/ six months                         25.88         26.66         20.61         21.22         21.86
           Thereafter*                              27.62         28.45         21.98         22.65         23.33

Laboratory Technician
           1/st/ six months                         20.51         21.13         17.91         16.81         17.33
           2/nd/ six months                         23.34         24.04         18.58         19.14         19.71
           3/rd/ six months                         24.20         24.92         19.26         19.84         20.43
           Thereafter                               25.09         25.84         19.98         20.57         21.19

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                                                                                              NEWLY         NEWLY
                                                   Existing      Existing                     HIRED         HIRED
                                                    Empl.         Empl.                       EMPL.         EMPL.
                                                  Effective     Effective                   EFFECTIVE     EFFECTIVE
CLASSIFICATIONS:                                  1/31/2000     1/29/2001                   1/31/2000     1/29/2001
Maintenance Utility Technician (Red Circle)
           1/st/ six months                         14.94         15.39                       14.94         15.39
           2/nd/ six months                         15.45         15.91                       15.45         15.91
           3/rd/ six months                         15.94         16.42                       15.94         16.42
           4/th/ six months                         16.55         17.05                       16.55         17.05
           5/th/ six months                         17.20         17.72                       17.20         17.72
           6/th/ six months                         17.85         18.39                       17.85         18.39
           Thereafter                               18.47         19.02                       18.47         19.02
           (Red Circle)                             20.12         20.73                       20.12         20.73

Maintenance Utility Technician
           1/st/ six months                         11.20         11.53                       11.20         11.53
           2/nd/ six months                         11.79         12.15                       11.79         12.15
           3/rd/ six months                         12.38         12.75                       12.38         12.75
           4/th/ six months                         12.98         13.36                       12.98         13.36
           5/th/ six months                         13.56         13.97                       13.56         13.97
           6/th/ six months                         14.14         14.57                       14.14         14.57
           Thereafter                               14.74         15.18                       14.74         15.18

Trainer - Power Delivery                            30.36         31.27                       24.90         25.64

* Subject to satisfactory completion of apprentice program.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                                  EXHIBIT III

                International Brotherhood of Electrical Workers
                              Local Union No. 396

                            CHECK OFF AUTHORIZATION

     I, _____________________________________________________________, herewith
                     (print name)                   (employee no.)
authorize Nevada Power Company to deduct initiation and/or reinstatement fees and monthly dues owing to the Union, in accordance with the Constitution and By-Laws of the Union, and direct such amounts so deducted be sent to the Secretary-Treasurer of the Union for and on my behalf.

     When the full amount of the initiation or reinstatement fee has been withheld from my earnings, such authorization for deduction of initiation or reinstatement fee only shall be null and void, and shall thereafter have no further force or effect.

     This authorization shall be irrevocable for the period of the applicable agreement between the Union and the Company, or for one (1) year, whichever is lesser, and shall automatically renew itself for successive yearly or applicable agreement periods thereafter, whichever is lesser, unless I give written notice to the Union, registered, Return Receipt Requested, of my desire to revoke the same. The Union will notify the Company on a biweekly basis if necessary of those employees who wish to revoke this deduction; such deductions will cease in the pay period following receipt of such notice from the Union.

     It is recognized that neither the Company nor the Union shall be under any liability to me, the undersigned, with respect to the deductions provided herein.

     Signed __________________________________________________________________
     Date ____________________________________________________________________


                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                                  EXHIBIT IV

                             SICK LEAVE AGREEMENT

INTRODUCTION
The Union agrees to share the responsibility in protecting the sick leave plan from abuses by any of its members, recognizing that the plan is intended to provide pay coverage under situations of actual need.

MEDICAL ATTENTION
Sick leave may be used for obtaining medical information or treatment including exams or treatments for care of the eyes or teeth of eligible employees. Such absences should be approved in advance where possible and limited to the time necessary for treatment or examination or recovery.

ALCOHOL AND DRUG ABUSE
An employee who seeks professional treatment to correct a problem of excessive use or dependence on a alcohol or other controlled substances will be placed on medical leave of absence for such treatment. Available unused sick leave may be used while under professional treatment. Arrangements for treatment must be made with the EAP Provider and the Company and such treatments will be kept as confidential as possible. Employees who receive such treatment will be expected to observe all conditions and attend all meetings which are required as part of the total rehabilitation program. Evidence of abstinence may be required as a follow-up and negative findings may result in termination.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

                                    EXHIBIT V

                           TEMPORARY LAYOFF PROVISIONS

The following provisions shall apply relative to a temporary layoff, as referenced in Article 5.4 (LAYOFF PROVISIONS):

NOTIFICATION: Should the Company initiate a temporary layoff, affected employees shall be notified in writing as soon as possible, and will have three (3) days to indicate their interest for consideration in the layoff.

ELIGIBILITY: Temporary layoffs, out of line of seniority, shall be strictly voluntary. If there are more volunteers than needed within a classification, selection shall be determined by highest Company seniority of the interested employees. If two (2) or more employees have the same Company seniority date, the highest score on the most recent performance appraisal will break the tie. If there are no volunteers, the Company shall explore other alternatives that may satisfy the temporary layoff situation.

TIME FRAME: A temporary layoff shall be for the stated time period or less, as indicated in writing at the time of notification. If, during the temporary layoff, the Company recognizes that the layoff may extend beyond the original time frame, employees in layoff status shall be given the option to extend or return to work. If the temporary layoff ends before the stated time frame, employees will be notified immediately, and expected to return to work the next day unless other arrangements are approved by management.

PAY: Employees shall be paid approximately 70% of their current income, which includes income received from unemployment compensation as a result of the layoff. The following formula shall be used to calculate an employee's gross wages while on temporary layoff:

     Base rate x 40 Hrs. x 70% - Unemployment Income = Weekly Gross Wages

For the purpose of this calculation, the unemployment compensation amount will be subtracted to arrive at gross wages even if the employee does not receive this benefit. The exception to this provision will be for the first week of the temporary layoff, when employees will be required to serve a waiting week for unemployment compensation. For this initial week, employees will be paid 70% of their base rate.

VACATION: No adjustment to vacation accrual shall be made during the first sixty
(60) calendar days of a temporary layoff. However, once the sixty (60) day period has elapsed, an employee's vacation accrual shall be adjusted and treated as any other leave, as outlined in Article 12.4 (VACATION ADJUSTMENTS). If employees are in layoff status and unable to use their vacation allotment for that year, the unused vacation shall be automatically carried over to the next year.

SICK LEAVE: Employees shall continue to accrue sick leave monthly, as if they were working. However, employees will not be eligible to use sick leave or short-term disability during the period for which they are on temporary layoff.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

HOLIDAYS: Employees shall not be entitled to holiday pay while on temporary layoff. The only situation that would warrant holiday pay is if they began or were recalled from temporary layoff during the week of a holiday.

                                  EXAMPLE
                                  -------

          If the temporary layoff begins on Tuesday of a week with a Monday holiday, the employee would receive holiday pay for that day.

These provisions do not apply to the floating holiday, as the employee would be allowed to reschedule the day at a future time. If as a result of a temporary layoff, an employee is unable to schedule their floating holiday, they will be allowed to carry this holiday into the following year.

SENIORITY: An employee's seniority shall continue to accrue during the period of layoff.

BENEFITS: An employee's benefits shall remain the same during the period of layoff. Employees monthly contribution will be deducted from these bi-weekly checks.

PROMOTIONAL OPPORTUNITIES: Employees shall be eligible to indicate their interest in promotional opportunities that may arise during the period of layoff. However, they must individually assume the responsibility of meeting appropriate deadlines for consideration. Any employee awarded a promotion or transfer while on temporary layoff, will be returned to work immediately.

RECALL: Should the Company need to recall employees in a specific classification prior to the previously stated date, employees shall be recalled by Company seniority on a volunteer basis. If there are no volunteers to return, inverse seniority will be used to satisfy these requirements. Any issues delaying an employee's return to work will be addressed on an individual basis. However, the monetary benefits associated with a temporary layoff will end on the date of recall.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

May 20, 1988

Mr. James Brimer
International Brotherhood of
Electrical Workers, Local 396
3520 Boulder Highway

Las Vegas, NV 89121

LETTER OF UNDERSTANDING - ARTICLE 14.4
--------------------------------------

Dear Mr. Brimer:

Prior to January 1, 1976, employee participants in the Nevada Power Company Retirement Plan were required to contribute slightly less than 3% of their straight time earnings to defray the Company cost of retirement benefits. Effective January 1, 1976, the Company paid the full cost of the retirement benefits plan.

On January 1, 1988, twenty-eight (28) employees covered by the Clerical Collective Bargaining Agreement were active employees and had made contributions toward their retirement benefits. Records have been maintained on the amount of each of the twenty-eight (28) employees showing the accumulation of the direct contributions made by these employees and the earnings, through investments on their contributions through December 31, 1975. The Company has, in accordance with IRS regulations, agreed to credit the 12/31/75 account balances with five percent (5%) interest per year until disposition of these funds was made individually with each of these employees.

The Company has now agreed to standardize the retirement plans in the area of funding for retirement benefits. To standardize, the Company has agreed to return monies contributed prior to January 1, 1976, by the twenty-eight (28) employees to the employees plus earnings and interest at five percent (5%) per year if the employee requests return. The Company is permitting the selection of several options which are described in the following paragraphs:

OPTION I:     Participants in the Nevada Power Company Retirement and Thrift
EMPLOYEE      Plan actively employed on January 1, 1988, may elect to receive
--------
CONTRIBUTION  their employee contribution to the Plan, along with earnings and
------------        --------
              interest, computed at 5% per annum from January 1, 1976 through April 30, 1988. If the employee's contributions are withdrawn, the monthly benefit that is calculated using final average earnings, credited service and social security benefit will not be reduced.

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

OPTION II:    Participants in the Nevada Power Company Retirement and Thrift
EMPLOYEE      Plan actively employed on January 1, 1988, may choose to leave
--------
CONTRIBUTION  their employee contributions in the Plan, along with earnings and
------------        --------
              interest computed at 5% per annum from January 1, 1976,
              untilretirement or termination from Nevada Power Company and receive a lump sum payment of their employee account at that time.
              This withdrawal of the employee's contributions will not reduce
                                                                   ---
              his monthly benefit.

OPTION III:   At the time of termination or retirement, participants in Nevada
EMPLOYER      Power Company Retirement and Thrift Plan actively employed on
--------
CONTRIBUTION  January 1, 1988, may elect to withdraw the employer contribution
------------                                             --------
              to the Plan which will include interest computed at 5% per annum from January 1, 1976, until the date of termination or retirement.
              This election will be available whether they have withdrawn the employee contribution in 1988 or at the time of termination. If the employer's contribution is withdrawn, the employee's annuity would be reduced by an equivalent amount calculated by accumulating the total employer account value with 5% interest to normal Retirement Date dividing by 120 and multiplying by the ratio of actual years of credited service to years of credited service at normal retirement.

OPTION IV:    Participants in the Nevada Power Company Retirement and Thrift
EMPLOYER      Plan actively employed on January 1, 1988, may elect to leave the
CONTRIBUTION  employer's contribution in the Plan, along with earnings and interest computed at 5% per annum from January 1, 1976, until thedate of termination or retirement. If the employer's contribution is not withdrawn, there will be no reduction of the employee's monthly benefit.

Very truly Yours,


/s/ Cynthia K. Gilliam

ACCEPTED:

/s/ James Brimer
Business Manager and Financial
Secretary, IBEW Local 396

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121

LETTER OF UNDERSTANDING:
------------------------

DISCIPLINE RELATIVE TO TARDINESS AND ATTENDANCE


Dear Mr. Anzinger:

Both the Company and Union recognize that having reliable employees with good attendance is central to achieving the Company's goals and mission. Both parties also recognize that the majority of employees have good attendance records and display a true commitment to their occupation and work groups. However, in an effort to assist those employees who may have an attendance problem and minimize the burden placed on fellow employees, the Company and Union have agreed to waive the time off the job (i.e. one (1) day suspension, three (3) day suspension) and document those steps of progressive discipline on paper only.

It is incumbent on both parties to communicate that although employees will not be subject to lost time, this should in no respect minimize the seriousness of this action. This agreement will remain in effect until February 1995, at which time the Company and Union will reconvene to discuss extending or discontinuing this agreement.

Very truly yours,


Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

James Anzinger
Business Manager and Financial Secretary
IBEW Local

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121

LETTER OF UNDERSTANDING:
------------------------

WORKING FOREMAN CLASSIFICATION


Dear Mr. Anzinger:

Both the Company and Union agree that significant changes in the generation and warehousing departments have resulted in a redistribution of work originally assigned to working foremen. As a result, during negotiations of the Plant agreement, which expires in February 1994, the Company and Union agreed to discuss working foreman pay provisions commensurate to responsibilities and the possibility of a lump sum buy-out in the form of Company stock in the employees' 401K account. These issues and other remedies shall be discussed with the Union and affected employees by February 1995.

Very truly yours,


Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

James Anzinger
Business Manager and Financial Secretary
IBEW Local

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121

LETTER OF UNDERSTANDING:
------------------------

LABOR/MANAGEMENT MEETINGS


Dear Mr. Anzinger:

Both the Company and Union recognize the value in formally convening to discuss issues that affect departmental policies, procedures, and collective bargaining provisions. As such, during the negotiations of the Plant agreement, which expires in February 1994, the Company and Union agreed to continue holding departmental labor/management meetings as a forum to clarify, address interests, and problem solve solutions that mutually benefit all employees. Attendees shall include stewards, team leaders, and other employees reporting to that department or location, and meetings shall be held as needed, but not less than every sixty
(60) days.

The Company recognizes the value of participation and input from all its employees and the Union's facilitation of this process is critical to our mutual success.

Very truly yours,


Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121

LETTER OF UNDERSTANDING:
------------------------

VACATION/SICK LEAVE BONUS


Dear Mr. Anzinger:

During negotiations of the Plant agreement, which expires in February 1994, both the Company and Union recognize that our ability to succeed in a competitive environment is the result of effectively utilizing material and human resources. As such, in an effort to minimize increases in manpower resulting from scheduled time off, the Company and Union agreed to explore an additional option for consideration by employee's eligible for the vacation and sick leave bonus. Issues relative to a buy-out in the form of Company stock placed in the employee's 401K account, or cash, shall be discussed and addressed, including the possible tax ramifications.

Very truly yours,


Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121

LETTER OF UNDERSTANDING:
------------------------

ORGANIZATION STUDY


Dear Mr. Anzinger:

In May of 1993, the Board of Directors provided the necessary approval for the Company to begin on an Organization Study. This study has provided us with an opportunity to take a fresh look at Nevada Power Company, assess the way our work is organized to provide faster, more efficient service to our customers, and evaluate the way we communicate with each other to resolve problems more efficiently.

During the negotiations of the Plant agreement, which expires in February 1994, the Company and Union agreed that as the Company streamlines work processes, there will be occasions which will require the Company and Union to reconvene to discuss issues of flexibility, changes in technology, and maximizing resources. Both parties recognize that changes promoting efficiencies in the work place benefit all employees, and the Company and Union will continue to promote and support ideas that meet those interests.

Very truly yours,


Gloria Banks Weddle
Vice President,  Human Resources and Corporate Services

AGREED:

James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121

LETTER OF UNDERSTANDING:
------------------------

WORK/FAMILY ISSUES


Dear Mr. Anzinger:

During the negotiations of the Plant agreement, which expires in February 1994, the Company and Union recognize that work/family issues will continue to be at the forefront of workplace activities. As such, the Company and Union have agreed to address the issues of job sharing, telecommuting and other alternative work schedules or programs which allow both the Company and employee maximum flexibility without jeopardizing customer service.

These issues will be addressed through labor/management meetings and may be initiated on a case by case basis.

Very truly yours,


Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121

LETTER OF UNDERSTANDING:
------------------------

DISTRICTS

Dear Mr. Anzinger:

During the negotiations of the Plant agreement, which expires in February 1994, the Company and Union agreed to reconvene and further discuss district issues including the Developer Contracts Administration program, underground inspection, clerk dispatcher/planner schedule redundancies, in an effort to promote operational efficiencies by evaluating job responsibilities of both bargaining unit and non-bargaining unit positions.

In an effort to allow the districts sufficient time to become operational, the Company and Union will meet to discuss these issues by September 1, 1994.

Very truly yours,


Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date

January 6, 1994

Mr. James Anzinger
International Brotherhood of Electrical Workers, Local 396
3520 Boulder Highway
Las Vegas, NV  89121

LETTER OF UNDERSTANDING:
------------------------

NON-BID CLASSIFICATIONS


Dear Mr. Anzinger:

During the negotiations of the Plant agreement, which expires in February 1994, the Company and Union created a non-bid selection process for specific classifications listed in Article 7.5. Employees who are interested in these positions must complete a curriculum that pre-qualifies them for consideration.

The Union and Company have agreed that the development and coordination of this curriculum will be accomplished through labor/management meetings, and that the information must be available and communicated to employees by August 1, 1994. The non-bid selection process for each classification will be effective on the date that an employee has completed the pre-qualifying curriculum for that classification.

Very truly yours,


Gloria Banks Weddle
Vice President, Human Resources and Corporate Services

AGREED:

James Anzinger
Business Manager and Financial Secretary
IBEW Local 396

                                     ____________    ________    _______________       _______
Initials indicating approval:         JA (Union)       Date       GBW (Company)         Date